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                                                                     Exhibit 4.1
================================================================================

                        STOCK PURCHASE CONTRACT AGREEMENT

                                     between

                                  METLIFE, INC.

                                       and

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
                        as Stock Purchase Contract Agent

                            Dated as of June 21, 2005

================================================================================

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                                TABLE OF CONTENTS

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                                            ARTICLE I
                     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions......................................................................    1

Section 1.02 Compliance Certificates and Opinions.............................................   13

Section 1.03 Form of Documents Delivered to Stock Purchase Contract Agent.....................   14

Section 1.04 Acts of Holders; Record Dates....................................................   15

Section 1.05 Notices..........................................................................   16

Section 1.06 Notice to Holders; Waiver........................................................   17

Section 1.07 Effect of Headings and Table of Contents.........................................   18

Section 1.08 Successors and Assigns...........................................................   18

Section 1.09 Separability Clause..............................................................   18

Section 1.10 Benefits of Agreement............................................................   18

Section 1.11 Governing Law....................................................................   18

Section 1.12 Legal Holidays...................................................................   18

Section 1.13 Counterparts.....................................................................   19

Section 1.14 Inspection of Agreement..........................................................   19

Section 1.15 Appointment of Financial Institution as Agent for the Company....................   19

Section 1.16 No Waiver........................................................................   19

                                           ARTICLE II
                                        CERTIFICATE FORMS

Section 2.01 Forms of Certificates Generally..................................................   19

Section 2.02 Form of Stock Purchase Contract Agent's Certificate of Authentication............   20

                                           ARTICLE III
                                     THE COMMON EQUITY UNITS

Section 3.01 Amount; Form and Denominations...................................................   21

Section 3.02 Rights and Obligations Evidenced by the Certificates.............................   21

Section 3.03 Execution, Authentication, Delivery and Dating...................................   22

Section 3.04 Temporary Certificates...........................................................   23

Section 3.05 Registration; Registration of Transfer and Exchange..............................   23
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Section 3.06 Book-Entry Interests.............................................................   25

Section 3.07 Notices to Holders...............................................................   26

Section 3.08 Appointment of Successor Depositary..............................................   26

Section 3.09 Definitive Certificates..........................................................   26

Section 3.10 Mutilated, Destroyed, Lost and Stolen Certificates...............................   27

Section 3.11 Persons Deemed Owners............................................................   28

Section 3.12 Cancellation.....................................................................   29

Section 3.13 Creation of Stripped Common Equity Units by Substitution of Treasury Securities..   29

Section 3.14 Recreation of Normal Common Equity Units.........................................   31

Section 3.15 Transfer of Collateral upon Occurrence of Termination Event......................   32

Section 3.16 No Consent to Assumption.........................................................   33

                                            ARTICLE IV
                                 THE TRUST PREFERRED SECURITIES

Section 4.01 Distributions; Rights to Distributions Preserved.................................   33

Section 4.02 Notice and Voting................................................................   34

                                            ARTICLE V
                                     THE PURCHASE CONTRACTS

Section 5.01 Purchase of Shares of Common Stock...............................................   35

Section 5.02 Remarketing; Payment of Purchase Price...........................................   39

Section 5.03 Issuance of Shares of Common Stock...............................................   41

Section 5.04 Adjustment of Fixed Daily Settlement Rates.......................................   42

Section 5.05 Notice of Adjustments and Certain Other Events...................................   49

Section 5.06 Termination Event; Notice........................................................   49

Section 5.07 Early Settlement.................................................................   50

Section 5.08 No Fractional Shares.............................................................   52

Section 5.09 Charges and Taxes................................................................   52

Section 5.10 Contract Payments................................................................   53

Section 5.11 Deferral of Contract Payments....................................................   57

                                           ARTICLE VI
                                            REMEDIES
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Section 6.01 Unconditional Right of Holders to Receive Contract Payments and to Purchase
             Shares of Common Stock...........................................................   60

Section 6.02 Restoration of Rights and Remedies...............................................   60

Section 6.03 Rights and Remedies Cumulative...................................................   60

Section 6.04 Delay or Omission Not Waiver.....................................................   60

Section 6.05 Undertaking for Costs............................................................   60

Section 6.06 Waiver of Stay or Extension Laws.................................................   61

                                           ARTICLE VII
                                THE STOCK PURCHASE CONTRACT AGENT

Section 7.01 Certain Duties and Responsibilities..............................................   61

Section 7.02 Notice of Default................................................................   62

Section 7.03 Certain Rights of Stock Purchase Contract Agent..................................   62

Section 7.04 Not Responsible for Recitals or Issuance of Common Equity Units..................   64

Section 7.05 May Hold Common Equity Units.....................................................   65

Section 7.06 Money Held in Custody............................................................   65

Section 7.07 Compensation and Reimbursement...................................................   65

Section 7.08 Corporate Stock Purchase Contract Agent Required, Eligibility....................   66

Section 7.09 Resignation and Removal; Appointment of Successor................................   66

Section 7.10 Acceptance of Appointment by Successor...........................................   67

Section 7.11 Merger, Conversion, Consolidation or Succession to Business......................   68

Section 7.12 Preservation of Information; Communications to Holders...........................   68

Section 7.13 No Obligations of Stock Purchase Contract Agent..................................   69

Section 7.14 Tax Compliance...................................................................   69

                                          ARTICLE VIII
                                     SUPPLEMENTAL AGREEMENTS

Section 8.01 Supplemental Agreements Without Consent of Holders................................  70

Section 8.02 Supplemental Agreements with Consent of Holders...................................  70

Section 8.03  Execution of Supplemental Agreements............................................   71

Section 8.04  Effect of Supplemental Agreements...............................................   72

Section 8.05  Reference to Supplemental Agreements............................................   72
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                                           ARTICLE IX
                      CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.01 Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except
             under Certain  Conditions........................................................   72

Section 9.02 Rights and Duties of Successor Corporation.......................................   73

Section 9.03 Officers' Certificate and Opinion of Counsel Given to Stock Purchase Contract
             Agent ...........................................................................   73

                                            ARTICLE X
                                            COVENANTS

Section 10.01 Performance Under Stock Purchase Contracts......................................   73

Section 10.02 Maintenance of Office or Agency.................................................   74

Section 10.03 Company to Reserve Common Stock.................................................   74

Section 10.04 Covenants as to Common Stock....................................................   74

Section 10.05 Statements of Officers of the Company as to Default.............................   74

Section 10.06 ERISA...........................................................................   75

Section 10.07 Tax Treatment...................................................................   75
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EXHIBITS:

Exhibit A  -   Form of Normal Common Equity Unit Certificate
Exhibit B  -   Form of Stripped Common Equity Unit Certificate
Exhibit C  -   Instruction to Stock Purchase Contract Agent
Exhibit D  -   Notice from Stock Purchase Contract Agent to Holders
Exhibit E  -   Notice to Settle by Cash
Exhibit F  -   Notice From Stock Purchase Contract Agent To Collateral Agent
               (Settlement of Purchase Contract through Remarketing)

      STOCK PURCHASE CONTRACT AGREEMENT, dated as of June 21, 2005, between MetLife, Inc., a Delaware corporation (the "Company"), and J.P. Morgan Trust Company, National Association, acting as stock purchase contract agent for the Holders of Common Equity Units (as defined herein) from time to time (the "Stock Purchase Contract Agent").

                                    RECITALS

      The Company has duly authorized the execution and delivery of this Agreement and the Certificates (as defined herein) evidencing the Common Equity Units.

      All things necessary to make the Stock Purchase Contracts (as defined herein), when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Stock Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done. For and in consideration of the premises and the purchase of the Common Equity Units by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

      Section 1.01 Definitions.

      For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

      (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

      (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and the following terms have the meanings given to them in this Section 1.01(c):

            "Act" has the meaning, with respect to any Holder, set forth in
      Section 1.04(a).

            "Adjustment Factor" has the meaning set forth in Section 5.01(a).

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

            "Applicable Remarketing Settlement Date" means each of the First Applicable Remarketing Settlement Date, the Second Remarketing Settlement Date and the Third Remarketing Settlement Date in respect to a given series of the Trust Preferred Securities.

            "Applicants" has the meaning set forth in Section 7.12(b).

            "Bankruptcy Code" means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

            "Base Indenture" means the Indenture, dated as of June 21, 2005 between the Company and the Debenture Trustee, as amended or supplemented from time to time.

            "Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

            "Board Of Directors" means the board of directors of the Company or a duly authorized committee of that board.

            "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Stock Purchase Contract Agent.

            "Book-Entry Interest" means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

            "Business Day" means a day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City are permitted or required by any applicable law to close.

            "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated, whether voting or non-voting) corporate stock or similar equity or membership interests in other types of entities.

            "Cash Merger" has the meaning set forth in Section 5.04(b)(ii).

            "Cash Merger Early Settlement" has the meaning set forth in Section 5.04(b)(ii).

            "Cash Merger Early Settlement Date" has the meaning set forth in
      Section 5.04(b)(ii).

            "Cash Settlement" has the meaning set forth in Section 5.02(b)(i).

            "Certificate" means a Normal Common Equity Unit Certificate or a Stripped Common Equity Unit Certificate.

            "Closing Price" has the meaning set forth in Section 5.01(a).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

            "Collateral Account" has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

            "Collateral Agent" means JPMorgan Chase Bank, National Association, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become appointed as such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

            "Collateral Substitution" means (i) with respect to a Normal Common Equity Unit, the substitution for the Pledged Trust Preferred Securities included in such Normal Common Equity Unit by Treasury Securities or portions thereof in an aggregate principal amount at maturity equal to the aggregate liquidation amount of such Pledged Trust Preferred Securities, or (ii) with respect to a Stripped Common Equity Unit, the substitution for the Pledged Treasury Securities included in such Stripped Common Equity Unit by Trust Preferred Securities in an aggregate liquidation amount equal to the aggregate principal amount at stated maturity of the Pledged Treasury Securities.

            "Common Equity Unit" means a Normal Common Equity Unit or a Stripped Common Equity Unit, as the case may be.

            "Common Stock" means the common stock, par value $0.01 per share, of the Company.

            "Company" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor.

            "Constituent Person" has the meaning set forth in Section
      5.04(b)(i).

            "Contract Payments" means the payments payable by the Company on the Payment Dates in respect of each Stock Purchase Contract, at a rate per year of 1.510% on the Stated Amount of $25.00 per Stock Purchase Contract from and including the issue date of Common Equity Units to but excluding the Initial Stock Purchase Date, and at a rate per year of 1.465% on the remaining Stated Amount of $12.50 per Stock Purchase Contract from and including the Initial Stock Purchase Date to but excluding the Subsequent Stock Purchase Date.

            "Corporate Trust Office" means the office of the Stock Purchase Contract Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at Worldwide Securities Services, 4 New York Plaza, 15th Floor, New York, NY 10004.

            "Current Market Price" has the meaning set forth in Section 5.04(a)(viii).

            "Custodial Agent" means JPMorgan Chase Bank, National Association, as Custodial Agent under the Pledge Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Custodial Agent" shall mean the Person who is then the Custodial Agent thereunder.

            "Daily Amount" has the meaning set forth in Section 5.01(a).

            "Debentures", in respect of a series of Trust Preferred Securities, has the meaning set forth in the applicable Trust Agreements.

            "Debenture Trustee" means J.P. Morgan Trust Company, National Association, as trustee pursuant to the Indenture, or its successor in interest in such capacity, or any successor trustee appointed as provided in the Indenture.

            "Deferred Contract Payments" has the meaning set forth in Section 5.12(a).

            "Depositary" means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depositary for the Common Equity Units as contemplated by Sections 3.06 and 3.08.

            "Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

            "Determination Date" has the meaning set forth in Section 5.01(a).

            "Distribution Rate, in respect of a series of Trust Preferred Securities," has the meaning set forth in the applicable Trust Agreement.

            "Dividend Threshold Amount" has the meaning set forth in Section 5.04(a)(iv).

            "DTC" means The Depository Trust Company.

            "Early Settlement" has the meaning set forth in Section 5.07(a).

            "Early Settlement Amount" has the meaning set forth in Section 5.07(b).

            "Early Settlement Date" has the meaning set forth in Section
      5.07(b).

            "Early Settlement Rate" has the meaning set forth in Section
      5.07(c).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

            "Expiration Date" has the meaning set forth in Section 1.04(e).

            "Expiration Time" has the meaning set forth in Section 5.04(a)(v).

            "Failed Remarketing", in respect of a series of Trust Preferred Securities, has the meaning set forth in the applicable Trust Agreements.

            "First Supplemental Indenture" means the First Supplemental Indenture to the Base Indenture, dated as of the date hereof, between the Company and the Debenture Trustee, as amended or supplemented from time to time.

            "First Applicable Remarketing Settlement Date" means, with respect to the Series A Trust Preferred Securities, August 15, 2008; with respect to the Series B Trust Preferred Securities, six months after the earlier of (i) the Remarketing Settlement Date of a Successful Remarketing of the Series A Trust Preferred Securities or (ii) February 15, 2009.

            "Fixed Daily Settlement Rates" has the meaning set forth in Section 5.01(a).

            "Global Certificate" means a Certificate that evidences all or part of the Common Equity Units and is registered in the name of the Depositary or a nominee thereof.

            "Holder" means, with respect to a Common Equity Unit, the Person in whose name the Common Equity Units evidenced by a Certificate is registered in the Security Register; provided, however, that solely for the purpose of determining whether the Holders of the requisite number of Common Equity Units have voted on any matter (and not for any other purpose hereunder), if the Common Equity Units remain in the form of one or more Global Certificates and if the Depositary that is, or the nominee of whom is the registered holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Common Equity Units are credited on the record date, the term "Holder" shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

            "Indemnitees" has the meaning set forth in Section 7.07(c).

            "Indenture" means the Base Indenture and the First Supplemental Indenture, taken together.

            "Initial Liquidation Amount", in respect of a series of Trust Preferred Securities, has the meaning set forth in the applicable Trust Agreement.

            "Initial Stock Purchase Date" means August 15, 2008 provided that the Initial Stock Purchase Date may be deferred for quarterly periods until February 15, 2009 in accordance with Section 5.02(b)(v).

            "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by (i) either its Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either its Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Stock Purchase Contract Agent.

            "Market Disruption Event" has the meaning set forth in Section 5.01(a).

            "Maximum Daily Settlement Rate" has the meaning set forth in Section 5.01(a).

            "Minimum Daily Settlement Rate" has the meaning set forth in Section 5.01(a).

            "Non-Electing Share" has the meaning set forth in Section
      5.04(b)(i).

            "Normal Common Equity Unit" means the collective rights and obligations of a Holder of a Normal Common Equity Unit Certificate in respect of (i) a 1/80 undivided beneficial interest in a Series A Trust Security, (ii) a 1/80 undivided beneficial interest in a Series B Trust Security, in each case subject to the Pledge thereof, and (iii) the related Stock Purchase Contract.

            "Normal Common Equity Unit Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Normal Common Equity Units specified on such certificate.

            "NYSE" has the meaning set forth in Section 5.01(a).

            "Officers' Certificate" means a certificate signed by (i) either the Company's Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either the Company's Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Stock Purchase Contract Agent.

            "Opinion Of Counsel" means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Stock Purchase Contract Agent. An Opinion of Counsel may rely on certificates as to matters of fact.

            "Outstanding Common Equity Units" means as of the date of determination, all Common Equity Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

            (i) if a Termination Event has occurred, (x) Normal Common Equity Units for which the underlying Trust Preferred Securities have been theretofore deposited with the Stock Purchase Contract Agent in trust for the Holders of such Normal Common Equity Units and (y) Stripped Common Equity Units;

            (ii) Common Equity Units evidenced by Certificates theretofore cancelled by the Stock Purchase Contract Agent or delivered to the Stock Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

            (iii) Common Equity Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Stock Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Common Equity Units evidenced by such Certificate are valid obligations of the Company;

            provided, however, that in determining whether the Holders of the requisite number of the Common Equity Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Common Equity Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Common Equity Units, except that, in determining whether the Stock Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Common Equity Units that a Responsible Officer of the Stock Purchase Contract Agent actually knows to be so owned shall be so disregarded. Common Equity Units so owned that have been pledged in good faith may be regarded as Outstanding Common Equity Units if the pledgee establishes to the satisfaction of the Stock Purchase Contract Agent the pledgee's right so to act with respect to such Common Equity Units and that the pledgee is not the Company or any Affiliate of the Company.

            "Payment Date" means each February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2005.

            "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

            "Plan" means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

            "Pledge" means the pledge under the Pledge Agreement of the Trust Preferred Securities or the Treasury Securities, as the case may be, in each case constituting a part of the Common Equity Units.

            "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, among the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Stock Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Common Equity Units, as amended from time to time.

            "Pledged Treasury Securities" has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

            "Pledged Trust Preferred Securities" has the meaning set forth in
      Section 1.01(e) of the Pledge Agreement.

            "Predecessor Certificate" means a Predecessor Normal Common Equity Unit Certificate or a Predecessor Stripped Common Equity Unit Certificate.

            "Predecessor Normal Common Equity Unit Certificate" of any particular Normal Common Equity Unit Certificate means every previous Normal Common Equity Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Normal Common Equity Units evidenced thereby; and, for the purposes of this definition, any Normal Common Equity Unit Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Normal Common Equity Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Normal Common Equity Unit Certificate.

            "Predecessor Stripped Common Equity Unit Certificate" of any particular Stripped Common Equity Unit Certificate means every previous Stripped Common Equity Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Stripped Common Equity Units evidenced thereby; and, for the purposes of this definition, any Stripped Common Equity Unit Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Stripped Common Equity Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Stripped Common Equity Unit Certificate.

            "Proceeds" has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

            "Prospectus" means the prospectus relating to the delivery of shares or any securities in connection with an Early Settlement pursuant to
      Section 5.07 or a Cash Merger Early Settlement of Stock Purchase Contracts pursuant to Section 5.04(b)(ii), in the form in which first filed, or transmitted for filing, with the Securities and Exchange Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.

            "Purchase Price" has the meaning set forth in Section 5.01(a).

            "Purchased Shares" has the meaning set forth in Section 5.04(a)(vi)(A).

            "Record Date" for any distribution and Contract Payment payable on any Payment Date means, as to any Global Certificate or any other Certificate, the first business day of the calendar month in which the relevant Payment Date falls; provided that the Company may, at its option, upon notice to the Stock Purchase Contract Agent, select any other day as the Record Date for any Payment Date so long as such Record Date selected is more than one Business Day but less than 60 Business Days prior to such Payment Date.

            "Reference Dealer" means a dealer engaged in trading of convertible securities.

            "Reference Price" has the meaning set forth in Section 5.01(a)(ii).

            "Registration Statement" means a registration statement under the Securities Act prepared by the Company covering, inter alia, the delivery by the Company of any securities in connection with an Early Settlement on the Early Settlement Date or a Cash Merger Early Settlement of Stock Purchase Contracts on the Cash Merger Early Settlement Date under Section 5.04(b)(ii), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

            "Relevant Exchange" has the meaning set forth in Section 5.01(a).

            "Remarketing", in respect of a series of Trust Preferred Securities, has the meaning set forth in the applicable Trust Agreement.

            "Remarketing Agent", in respect of a series of Trust Preferred Securities," has the meaning set forth in the applicable Trust Agreement.

            "Remarketing Agreement", in respect of a series of Trust Preferred Securities, has the meaning set forth in the applicable Trust Agreement.

            "Remarketing Date", in respect of a series of Trust Preferred Securities, has the meaning set forth in the applicable Trust Agreement.

            "Remarketing Fee", in respect of a series of Trust Preferred Securities, has the meaning set forth in the applicable Trust Agreement.

            "Remarketing Settlement Date" each "Remarketing Settlement Date" as defined the Trust Agreement relating to MetLife Capital Trust II and "Remarketing Settlement Date" as defined the Trust Agreement relating to MetLife Capital Trust III.

            "Reorganization Event" has the meaning set forth in Section 5.04(b).

            "Responsible Officer" shall mean, when used with respect to the Stock Purchase Contact Agent, any officer within the corporate trust department of the Stock Purchase Contract Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Stock Purchase Contract Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            "Second Applicable Remarketing Settlement Date" means, with respect to the Series A Trust Preferred Securities, November 15, 2008, if the Remarketing of the Series A Trust Preferred Securities on the First Applicable Remarketing Settlement Date for the Series A Trust Preferred Securities is a Failed Remarketing; with respect to the Series B Trust Preferred Securities, three months after the First Applicable Remarketing Settlement Date for the Series B Trust Preferred Securities, if the Remarketing of the Series B Trust Preferred Securities on the First Applicable Remarketing Settlement Date for the Series B Trust Preferred Securities is a Failed Remarketing.

            "Securities Act" means the Securities Act of 1933, as amended and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

            "Securities Intermediary" means JPMorgan Chase Bank, National Association, as Securities Intermediary under the Pledge Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Securities Intermediary" shall mean such successor or any subsequent successor who is appointed pursuant to the Pledge Agreement.

            "Security Register" and "Security Registrar" have the respective meanings set forth in Section 3.05.

            "Senior Debt" has the meaning set forth in Section 6.1 of the First Supplemental Indenture.

            "Separate Trust Preferred Securities" means Trust Preferred Securities that are no longer a component of Normal Common Equity Units.

            "Series A Trust Preferred Security" means a "Trust Preferred Security" as defined in the Trust Agreement relating to MetLife Capital Trust II.

            "Series B Trust Preferred Security" means a "Trust Preferred Security" as defined the Trust Agreement relating to MetLife Capital Trust III.

            "Settlement Rate" has the meaning set forth in Section 5.01(a).

            "Stated Amount" means, with respect to any one Normal Common Equity Unit or Stripped Common Equity Unit, $25.00 prior to the Initial Stock Purchase Date and

      $12.50 thereafter after the Subsequent Stock Purchase Date $12.50, and, with respect to any one Trust Preferred Security, $1,000.

            "Stock Purchase Contract" means, with respect to any Common Equity Units, the contract forming a part of such Common Equity Units and obligating (i) the Company to sell, and the Holder of such Common Equity Units to purchase, shares of Common Stock and (ii) the Company to pay the Holder thereof Contract Payments, in each case on the terms and subject to the conditions set forth in Article V hereof.

            "Stock Purchase Contract Agent" means the Person named as the "Stock Purchase Contract Agent" in the first paragraph of this Agreement until a successor Stock Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Stock Purchase Contract Agent" shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

            "Stock Purchase Contract Settlement Fund" has the meaning set forth in Section 5.03.

            "Stock Purchase Date" means each of the Initial Stock Purchase Date and the Subsequent Stock Purchase Date.

            "Stripped Common Equity Units" means, following the substitution of Treasury Securities for Pledged Trust Preferred Securities as collateral to secure a Holder's obligations under the applicable Stock Purchase Contract, the collective rights and obligations of a Holder of a Stripped Common Equity Unit Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Stock Purchase Contract.

            "Stripped Common Equity Unit Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Stripped Common Equity Units specified on such certificate.

            "Subsequent Stock Purchase Date" means February 15, 2009, provided that the Subsequent Stock Purchase Date may be deferred for quarterly periods until February 15, 2010 in accordance with Section 5.02(b)(v).

            "Successful", in respect of a series of Trust Preferred Securities, has the meaning set forth in the applicable Trust Agreement.

            "Termination Date" means the date, if any, on which a Termination Event occurs.

            "Termination Event" means the occurrence of any of the following events:

            (i) at any time on or prior to the Subsequent Stock Purchase Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable federal or state law and if such judgment, decree or order shall have been entered more than 60 days prior to the Stock Purchase Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

            (ii) at any time on or prior to the Subsequent Stock Purchase Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee n bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered and if such judgment, decree or order shall have been entered more than 60 days prior to the Stock Purchase Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

            (iii) at any time on or prior to the Subsequent Stock Purchase Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

            "Third Applicable Remarketing Settlement Date" means, with respect to the Series A Trust Preferred Securities, February 15, 2009, if the Remarketing of the Series A Trust Preferred Securities on the Second Applicable Remarketing Settlement Date for the Series A Trust Preferred Securities is a Failed Remarketing; and, with respect to the Series B Trust Preferred Securities, the day that is three months after the Second Applicable Remarketing Settlement Date for the Series B Trust Preferred Securities, if the Remarketing of the Series B Trust Preferred Securities on the Second Applicable Remarketing Settlement Date for the Series B Trust Preferred Securities was a Failed Remarketing.

            "Threshold Appreciation Price" has the meaning set forth in Section 5.01(a).

            "TIA" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

            "Trading Day" has the meaning set forth in Section 5.01(a).

            "Trading Day Period" has the meaning set forth in Section 5.01(a).

            "Treasury Security" means a zero-coupon U.S. Treasury Security maturing on the Applicable Remarketing Settlement Date with a principal amount of $1,000 payable on the Applicable Remarketing Settlement Date and with the CUSIP numbers as set forth below:

ZERO COUPON TREASURY SECURITY MATURITY DATE                             CUSIP NO.
-------------------------------------------                             ---------
               August 15, 2008                                          912833CU2

             November 15, 2008                                          912833GD6

             February 15, 2009                                          912833CV0

                May 15, 2009                                            912833GE4

              August 15, 2009                                           912833CW8

             November 15, 2009                                          912833GF1

             February 15, 2010                                          912833CX6

            "Trust Agreement" means each of the Amended and Restated Declarations of Trust, dated as of the date hereof, among the Company, as Sponsor, the Property Trustee, the Delaware Trustee and the Administrative Trustees (each as named therein) and the several Holders (as defined therein) relating to MetLife Capital Trust II and MetLife Capital Trust III, respectively.

            "Trust Preferred Securities" means the Series A Trust Preferred Securities and the Series B Trust Preferred Securities, collectively.

            "Underwriters" means the underwriters identified in Schedule I to the Underwriting Agreement.

            "Underwriting Agreement" means the Underwriting Agreement, dated June 15 2005, among the Company, MetLife Capital Trust II, MetLife Capital Trust III, and the Underwriters, relating to the issuance of Normal Common Equity Units by the Company.

            "Unsecured Notes" means the unsecured junior subordinated notes of the Company that will be issued pursuant to the Base Indenture, in the Company's sole discretion, as provided in Section 5.11(c).

            "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "Vice President."

      Section 1.02.Compliance Certificates and Opinions.

      Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Stock Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Stock Purchase Contract Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if reasonably requested by the Stock Purchase Contract Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished. Notwithstanding any portion of this Agreement to the contrary, the Company shall not be required to furnish the Stock Purchase Contract Agent an Opinion of Counsel in connection with the issuance of the Common Equity Units pursuant to the Underwriting Agreement.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers' Certificate provided for in Section 10.05) shall include:

            (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

      Section 1.03 Form of Documents Delivered to Stock Purchase Contract Agent.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

      Section 1.04 Acts of Holders; Record Dates.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Stock Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Stock Purchase Contract Agent and the Company, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Stock Purchase Contract Agent deems sufficient.

      (c) The ownership of Common Equity Units shall be proved by the Security Register.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Common Equity Units shall bind every future Holder of the same Common Equity Units and the Holder of every Certificate evidencing such Common Equity Units issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Stock Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

      (e) The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Common Equity Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Common Equity Units. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Normal Common Equity Units and the Outstanding Stripped Common Equity Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Normal Common Equity Units or the Stripped Common Equity Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Common Equity Units on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Common Equity Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Stock Purchase

Contract Agent in writing and to each Holder of Common Equity Units in the manner set forth in Section 1.06.

      With respect to any record date set pursuant to this Section 1.04(e), the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Stock Purchase Contract Agent in writing, and to each Holder of Common Equity Unit in the manner set forth in Section 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

      Section 1.05 Notices.

      Any notice or communication is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others' address; provided that notice shall be deemed given to the Stock Purchase Contract Agent only upon receipt thereof:

      If to the Stock Purchase Contract Agent:

                            J.P. Morgan Trust Company, National Association Worldwide Securities Services
                            4 New York Plaza, 15th Floor
                            New York, NY  10004
                            Attention:  Worldwide Securities Services
                            Telephone:  (212) 623-5233
                            Facsimile:  (212) 623-6215

      If to the Company:

                            MetLife, Inc.
                            27-01 Queens Plaza North
                            Long Island City, NY  11101
                            Attention:  Treasurer
                            Facsimile:  212-578-0266

      If to the Collateral Agent:

                            JPMorgan Chase Bank, National Association
                            Worldwide Securities Services
                            4 New York Plaza, 15th Floor
                            New York, NY  10004
                            Attention:  Worldwide Securities Services
                            Telephone:  (212) 623-5233
                            Facsimile:  (212) 623-6215

      If to the Debenture Trustee:

                            J.P. Morgan Trust Company, National Association Worldwide Securities Services
                            4 New York Plaza, 15th Floor
                            New York, NY  10004
                            Attention:  Worldwide Securities Services
                            Telephone:  (212) 623-5233
                            Facsimile:  (212) 623-6215

      The Stock Purchase Contract Agent shall send to the Debenture Trustee at the telecopier number set forth above a copy of any notices in the form of Exhibits C, D, E or F it sends or receives.

      Section 1.06 Notice to Holders; Waiver.

      Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder, shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Stock Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Stock Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

      Section 1.07 Effect of Headings and Table of Contents.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      Section 1.08 Successors and Assigns.

      All covenants and agreements in this Agreement by the Company and the Stock Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

      Section 1.09 Separability Clause.

      In case any provision in this Agreement or in the Common Equity Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

      Section 1.10 Benefits of Agreement.

      Nothing contained in this Agreement or in the Common Equity Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Common Equity Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

      Section 1.11 Governing Law.

      THIS AGREEMENT AND THE COMMON EQUITY UNITS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Section 1.12 Legal Holidays.

      In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Common Equity Units), Contract Payments or other distributions shall not be paid on such date, but Contract Payments or such other distributions shall be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, provided that if such Business Day is in the next succeeding calendar year, then payment of the Contract Payments or other distributions will be made on the Business Day immediately preceding such Payment Date. No interest shall accrue or be payable by the Company or to any Holder for the period from and after any such Payment Date.

      In any case where the Initial Stock Purchase Date, the Subsequent Stock Purchase Date or any Early Settlement Date or Cash Merger Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Common Equity Units), Stock Purchase Contracts shall not be performed and Early Settlement and Cash Merger Early Settlement shall not be effected on such date, but Stock Purchase Contracts shall be performed or Early Settlement or Cash Merger Early Settlement shall be effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Stock Purchase Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable.

      Section 1.13 Counterparts.

      This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

      Section 1.14 Inspection of Agreement.

      A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

      Section 1.15 Appointment of Financial Institution as Agent for the
Company.

      The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Stock Purchase Contract Agent and the Holders, under this Agreement and the Stock Purchase Contracts, by giving notice of such appointment in the manner provided in
Section 1.05 hereof. Any such appointment shall not relieve the Company in any way from its obligations hereunder.

      Section 1.16 No Waiver.

      No failure on the part of the Company, the Stock Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Stock Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                                   ARTICLE II

                               CERTIFICATE FORMS

      Section 2.01 Forms of Certificates Generally.

      The Certificates (including the form of Stock Purchase Contract forming part of each Common Equity Units evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Certificates evidencing Normal Common Equity Units) or Exhibit B hereto (in the case of Certificates evidencing Stripped Common Equity Units), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Common Equity Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

      The definitive Certificates shall be produced in any manner as determined by the officers of the Company executing the Common Equity Units evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

      Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

                  THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF
            THE STOCK PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE STOCK PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
            REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      Section 2.02 Form of Stock Purchase Contract Agent's Certificate of Authentication.

      The form of the Stock Purchase Contract Agent's certificate of authentication of the Common Equity Units shall be in substantially the form set forth on the form of the applicable Certificates.

                                  ARTICLE III

                             THE COMMON EQUITY UNITS

      Section 3.01 Amount; Form and Denominations.

      The aggregate number of Common Equity Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 72,000,000 (or 82,800,000 if the option granted to the Underwriters pursuant to the Underwriting Agreement is exercised in full), except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.04,
Section 3.05, Section 3.10, Section 3.13, Section 3.14 or Section 8.05.

      The Certificates shall be issuable only in registered form and only in denominations of a single Normal Common Equity Unit or Stripped Common Equity Unit and any integral multiple thereof.

      Section 3.02 Rights and Obligations Evidenced by the Certificates.

      Each Normal Common Equity Unit Certificate shall evidence the number of Normal Common Equity Units specified therein, with each such Normal Common Equity Unit representing (1) prior to the Initial Stock Purchase Date, the ownership by the Holder thereof of a 1/80 undivided beneficial interest in a Series A Trust Preferred Security, subject to the Pledge of such Series A Trust Preferred Security by such Holder pursuant to the Pledge Agreement, (2) the ownership by the Holder thereof of a 1/80 undivided beneficial interest in a Series B Trust Preferred Security and (3) one Stock Purchase Contract. The Stock Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Normal Common Equity Unit, to pledge, pursuant to the Pledge Agreement, the Trust Preferred Securities forming a part of such Normal Common Equity Unit, to the Collateral Agent for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder (i) the Series A Trust Preferred Securities to secure the obligation of the Holder under each Stock Purchase Contract to purchase shares of Common Stock on the Initial Stock Purchase Date and (ii) the Series B Trust Preferred Securities to secure the obligation of the Holder under each Stock Purchase Contract to purchase shares of Common Stock on the Subsequent Stock Purchase Date.

      Upon the creation of a Stripped Common Equity Unit pursuant to Section 3.13, each Stripped Common Equity Unit Certificate shall evidence the number of Stripped Common Equity Units specified therein, with each such Stripped Common Equity Unit representing (1) if such Stripped Common Equity Unit is created prior to the Initial Stock Purchase Date, the ownership by the Holder thereof of a 1/80 undivided beneficial interest in a Treasury Security that matures as of the Applicable Remarketing Settlement Date for the Series A Trust Preferred Securities with a principal amount at maturity equal to $1,000, subject to the Pledge of such interest by such Holder pursuant to the Pledge Agreement, (2) the ownership by the Holder thereof of a 1/80 undivided beneficial interest in a Treasury Security that matures as of the Applicable Remarketing Settlement Date for the Series B Trust Preferred Securities with a principal amount at maturity equal to $1,000, subject to the Pledge of such interest by such

Holder pursuant to the Pledge Agreement, and (3) one Stock Purchase Contract. The Stock Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Stripped Common Equity Unit, to pledge, pursuant to the Pledge Agreement, such Holder's interest in each Treasury Security forming a part of such Stripped Common Equity Unit to the Collateral Agent, for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder (i) the Series A Treasury Security to secure the obligation of the Holder under each Stock Purchase Contract to purchase shares of Common Stock on the Initial Stock Purchase Date and (ii) the Series B Treasury Security to secure the obligation of the Holder under each Stock Purchase Contract to purchase Shares of Common Stock on the Subsequent Stock Purchase Date.

      Such Stock Purchase Contract shall not entitle the Holder of a Common Equity Unit to any of the rights of a holder of shares of Common Stock, prior to the purchase of shares of Common Stock under each Stock Purchase Contract, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a stockholder of the Company.

      Section 3.03 Execution, Authentication, Delivery and Dating.

      Subject to the provisions of Section 3.13 and Section 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Stock Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Stock Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

      The Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer or one of its Vice Presidents. The signature of any of these officers on the Certificates may be manual or facsimile.

      Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

      No Stock Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Stock Purchase Contract Agent, as such Holder's attorney-in-fact. Such signature by an authorized officer of the Stock Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Stock Purchase Contracts evidenced by such Certificate.

      Each Certificate shall be dated the date of its authentication.

      No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Stock Purchase Contract Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

      Section 3.04 Temporary Certificates.

      Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates that are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Normal Common Equity Units or Stripped Common Equity Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

      If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Common Equity Units as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Common Equity Units evidenced thereby as definitive Certificates.

      Section 3.05 Registration; Registration of Transfer and Exchange.

      The Stock Purchase Contract Agent shall keep at the Corporate Trust Office a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Stock Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Stock Purchase Contract Agent, in such capacity, the "Security Registrar"). The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Normal Common Equity Units and Stripped Common Equity Units.

      Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, of like tenor, and evidencing a like number of Normal Common Equity Units or Stripped Common Equity Units, as the case may be.

      At the option of the Holder, Certificates evidencing Normal Common Equity Units or Stripped Common Equity Units may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Normal Common Equity Units or Stripped Common Equity Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates that the Holder making the exchange is entitled to receive.

      All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Normal Common Equity Units or Stripped Common Equity Units, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as the Normal Common Equity Units or Stripped Common Equity Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

      Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Stock Purchase Contract Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

      No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Security Registrar may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to
Section 3.04, Section 3.06 and Section 8.05 not involving any transfer.

      Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest to occur of any Early Settlement Date with respect to the Common Equity Units evidenced by such Certificate, any Cash Merger Early Settlement Date with respect to the Common Equity Units evidenced by such Certificate, the Subsequent Stock Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Stock Purchase Contract Agent shall:

            (i) if the Initial Stock Purchase Date or the Subsequent Stock Purchase Date (including upon any Cash Settlement) or an Early Settlement Date or a Cash Merger Early Settlement Date with respect to such other Certificate has occurred, deliver to such Holder the shares of Common Stock issuable in respect of the Stock Purchase Contracts forming a part of the Common Equity Units evidenced by such other Certificate;

            (ii) if a Termination Event shall have occurred prior to the Initial Stock Purchase Date, transfer the Series A Trust Preferred Securities or the Treasury Securities pledged in lieu thereof, as the case may be, evidenced thereby, to such Holder, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section
      3.15 and Article V hereof; or

            (iii) if a Termination Event shall have occurred prior to the Subsequent Stock Purchase Date, transfer the Series B Trust Preferred Securities or the Treasury Securities pledged in lieu thereof, as the case may be, evidenced thereby, to such Holder, in each case subject to the applicable conditions and in accordance with the applicable provisions of
      Section 3.15 and Article V hereof.

      Section 3.06 Book-Entry Interests.

      The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Certificates shall initially be registered on the books of the Security Registrar in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.09. The Stock Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.09:

            (i) the provisions of this Section 3.06 shall be in full force and effect;

            (ii) the Company, the Stock Purchase Contract Agent and the Security Registrar shall be entitled to deal with the Depositary for all purposes of this Agreement (including, without limitation, making Contract Payments and receiving approvals, votes or consents hereunder) as the Holder of the Common Equity Units and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners; provided that any Beneficial Owner may directly enforce against the Company, without the involvement of the Depositary or any other Person, its right to receive definitive Certificates pursuant to Section 3.09;

            (iii) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

            (iv) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants; provided that any Beneficial Owner may directly enforce against the Company, without the involvement of the Depositary or any other Person, its right to receive definitive Certificates pursuant to
      Section 3.09.

Transfers of securities evidenced by Global Certificates shall be made through the facilities of the Depositary, and any cancellation of, or increase or decrease in the number of, such securities (including the creation of Stripped Common Equity Units and the recreation of Normal Common

Equity Units pursuant to Section 3.13 and Section 3.14 respectively) shall be accomplished by making appropriate annotations on the Schedule of Increases and Decreases for such Global Certificate.

      Section 3.07 Notices to Holders.

      Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company, the Company's agent or the Stock Purchase Contract Agent, as the case may be, shall give such notices and communications to the Holders and, with respect to any Common Equity Units registered in the name of the Depositary or the nominee of the Depositary, the Company, the Company's agent or the Stock Purchase Contract Agent, as the case may be, shall, except as set forth herein, have no obligations to the Beneficial Owners.

      Section 3.08 Appointment of Successor Depositary.

      If the Depositary elects to discontinue its services as securities depositary with respect to the Common Equity Units, the Company may, in its sole discretion, appoint a successor Depositary with respect to the Common Equity Units.

      Section 3.09 Definitive Certificates.

      If:

            (i) the Depositary notifies the Company that it is unwilling or unable to continue its services as securities depositary with respect to the Common Equity Units and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after such notice; or

            (ii) the Depositary ceases to be a "clearing agency" registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after such notice; or

            (iii) any event of default has occurred and is continuing under either series of Debentures or this Agreement; or

            (iv) the Company determines in its sole discretion that the Global Certificates shall be exchangeable for definitive Certificates,

then (x) definitive Certificates may be prepared by the Company with respect to such Common Equity Units and delivered to the Stock Purchase Contract Agent and
(y) upon surrender of the Global Certificates representing the Common Equity Units by the Depositary, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Company and the Stock Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be authorized and protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Common Equity Units of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

      Section 3.10 Mutilated, Destroyed, Lost and Stolen Certificates.

      If any mutilated Certificate is surrendered to the Stock Purchase Contract Agent, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Normal Common Equity Units or Stripped Common Equity Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

      If there shall be delivered to the Company and the Stock Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Stock Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Normal Common Equity Units or Stripped Common Equity Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

      Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Stock Purchase Contract Agent, and the Stock Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate, any Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate, the Initial Stock Purchase Date, the Subsequent Stock Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Stock Purchase Contract Agent shall:

            (i) if the Initial Stock Purchase Date, the Subsequent Stock Purchase Date or Early Settlement Date or Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver to such Holder the shares of Common Stock issuable in respect of the Stock Purchase Contracts forming a part of the Common Equity Units evidenced by such Certificate; or

            (ii) if a Cash Settlement with respect to such lost, stolen, destroyed or mutilated Certificate or if a Termination Event shall have occurred prior to the Initial Stock Purchase Date or prior to the Subsequent Stock Purchase Date, transfer the Series A Trust Preferred Securities and the Series B Trust Preferred Securities (in the case of a Termination Event occurring prior to the Initial Stock Purchase Date) or the Series B Trust Preferred Securities (in the case of a Termination Event occurring prior to the Subsequent Stock Purchase Date) or the Treasury Securities pledged in substitution for the applicable Trust Preferred Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article V hereof.

      Upon the issuance of any new Certificate under this Section, the Company and the Stock Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Stock Purchase Contract Agent) connected therewith.

      Every new Certificate issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Common Equity Units evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Common Equity Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

      The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

      Section 3.11 Persons Deemed Owners.

      Prior to due presentment of a Certificate for registration of transfer, the Company and the Stock Purchase Contract Agent, and any agent of the Company, the Security Registrar or the Stock Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Common Equity Units evidenced thereby for purposes of (subject to any applicable record date) any payment or distribution on the Trust Preferred Securities, payment of Contract Payments and performance of the Stock Purchase Contracts and for all other purposes whatsoever in connection with such Common Equity Units, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and none of the Company, the Security Registrar or the Stock Purchase Contract Agent, nor any agent of the Company, the Security Registrar or the Stock Purchase Contract Agent, shall be affected by notice to the contrary.

      Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Security Registrar, the Stock Purchase Contract Agent or any agent of the Company, the Security Registrar or the Stock Purchase Contract Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate, or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate. None of the Company, the Security Registrar, the Stock Purchase Contract Agent or any agent of the Company, the Security Registrar or the Stock Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Section 3.12 Cancellation.

      All Certificates surrendered for delivery of shares of Common Stock on or after the Initial Stock Purchase Date or the Subsequent Stock Purchase Date, as applicable, or upon the transfer of Trust Preferred Securities or for delivery of Trust Preferred Securities or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to a Cash Settlement, an Early Settlement or a Cash Merger Early Settlement, or upon the registration of transfer or exchange of a Common Equity Unit, or a Collateral Substitution or the recreation of a Normal Common Equity Unit shall, if surrendered to any Person other than the Stock Purchase Contract Agent, be delivered to the Stock Purchase Contract Agent along with appropriate written instructions from the Company regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Stock Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Stock Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Stock Purchase Contract Agent shall be disposed of in accordance with its customary practices.

      If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Stock Purchase Contract Agent cancelled or for cancellation.

      Section 3.13 Creation of Stripped Common Equity Units by Substitution of Treasury Securities.

      Subject to the conditions set forth in this Agreement, a Holder may, at any time from and after the date of this Agreement and until 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding any Remarketing Settlement Date, effect a Collateral Substitution and separate the Pledged Trust Preferred Securities from the related Stock Purchase Contracts in respect of all or a portion of such Holder's Normal Common Equity Units by substituting for such Pledged Trust Preferred Securities of each series, Treasury Securities or portions thereof maturing on the corresponding Applicable Remarketing Settlement Date in an aggregate principal amount at maturity equal to the aggregate liquidation amount of such Pledged Trust Preferred Securities; provided that Holders may make Collateral Substitutions only in integral multiples of 80 Normal Common Equity Units. To effect such substitution, the Holder must:

            (1) if the substitution is made prior to the Initial Stock Purchase Date, deposit with the Collateral Agent a Treasury Security that has a principal amount payable on the Applicable Remarketing Settlement Date for the Series A Trust Preferred Securities of $1,000;

            (2) deposit with the Collateral Agent a Treasury Security that has a principal amount payable on the Applicable Remarketing Settlement Date for the Series B Trust Preferred Securities of $1,000; and

            (3) transfer 80 Normal Common Equity Units to the Stock Purchase Contract Agent accompanied by a notice to the Stock Purchase Contract Agent, substantially in the form of Exhibit C hereto,
                  (i) stating that the Holder has deposited the relevant amount of Treasury Securities with the Securities Intermediary for credit to the Collateral Account and (ii) instructing the Stock Purchase Contract Agent to instruct the Collateral Agent to release the Pledged Trust Preferred Securities underlying such Normal Common Equity Units, whereupon the Stock Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.

Upon receipt of the Treasury Securities described in clauses (1) and (2) above and the instruction described in clause (3) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of such Pledged Trust Preferred Securities from the Pledge and the transfer of such Trust Preferred Securities to the Stock Purchase Contract Agent on behalf of the Holder free and clear of the Company's security interest therein. Upon receipt of such Trust Preferred Securities, the Stock Purchase Contract Agent shall promptly:

            (ii) cancel the related Normal Common Equity Units;

            (iii) transfer the Series A Trust Preferred Securities (if prior to the Initial Stock Settlement Date) and Series B Trust Preferred Securities to the Holder (such Trust Preferred Securities shall be tradeable as a separate security, independent of the resulting Stripped Common Equity Units); and

            (iv) authenticate, execute on behalf of such Holder and deliver Stripped Common Equity Units in book-entry form, or if applicable, in the form of a Stripped Common Equity Unit Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Stock Purchase Contracts as were evidenced by the cancelled Normal Common Equity Units.

      Holders who elect to separate the Trust Preferred Securities from the related Stock Purchase Contracts and to substitute Treasury Securities for such Trust Preferred Securities shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the substitution, and neither the Company nor the Stock Purchase Contract Agent shall be responsible for any such fees or expenses.

      In the event a Holder making a Collateral Substitution pursuant to this
Section 3.13 fails to effect a book-entry transfer of the Normal Common Equity Units or fails to deliver Normal Common Equity Unit Certificates to the Stock Purchase Contract Agent after depositing Treasury Securities with the Securities Intermediary, any distributions on the Trust Preferred Securities constituting a part of such Normal Common Equity Units shall be held in the name of the Stock Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Normal Common Equity Units are so transferred or the Normal Common Equity Unit Certificate is so delivered, as the case may be, or until such Holder provides evidence satisfactory to the Company and the Stock Purchase Contract Agent that such Normal Common Equity Unit Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Stock Purchase Contract Agent and the Company.

      Except as described in Section 5.02 or in this Section 3.13 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Stock Purchase Contract underlying a Normal Common Equity Unit remains in effect, such Normal Common Equity Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Trust Preferred Securities and the Stock Purchase Contract comprising such Normal Common Equity Unit may be acquired, and may be transferred and exchanged, only as a Normal Common Equity Unit.

      Section 3.14 Recreation of Normal Common Equity Units

      Subject to the conditions set forth in this Agreement, a Holder of Stripped Common Equity Units may recreate Normal Common Equity Units (i) at any time until 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding any Remarketing Settlement Date; provided that Holders of Stripped Common Equity Units may only recreate Normal Common Equity Units in integral multiples of 80 Stripped Common Equity Units. To recreate Normal Common Equity Units, the Holder must:

            (1) if the substitution is made prior to the Initial Stock Purchase Date, transfer to the Securities Intermediary Series A Trust Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount at stated maturity of the corresponding Pledged Treasury Securities comprising part of the Stripped Common Equity Units;

            (2) transfer to the Securities Intermediary Series B Trust Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount at stated maturity of the corresponding Pledged Treasury Securities comprising part of the Stripped Common Equity Units; and

            (3) transfer the related Stripped Common Equity Units to the Stock Purchase Contract Agent accompanied by a notice to the Stock Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Series A Trust Preferred Securities (if the substitution is made prior to the Initial Stock Purchase Date) and Series B Trust Preferred Securities to the Securities Intermediary for deposit in the Collateral Account and (ii) instructing the Stock Purchase Contract Agent to instruct the Collateral Agent to release the Pledged Treasury Securities underlying such Stripped Common Equity Units, whereupon the Stock Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit C to the Pledge Agreement.

Upon receipt of the Trust Preferred Securities described in clauses (1) and (2) above and the instruction described in clause (3) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of the Pledged Treasury Securities having a corresponding aggregate principal amount at maturity from the Pledge and the transfer thereof to the Stock Purchase Contract Agent on behalf of the Holder free and clear of the Company's security interest therein. Upon receipt of such Treasury Securities, the Stock Purchase Contract Agent shall promptly:

            (i) cancel the related Stripped Common Equity Units;

            (ii) transfer the Treasury Securities to the Holder; and

            (iii) authenticate, execute on behalf of such Holder and deliver Normal Common Equity Units in book-entry form or, if applicable, in the form of a Normal Common Equity Unit Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Stock Purchase Contracts as were evidenced by the cancelled Stripped Common Equity Units.

      Holders who elect to recreate Normal Common Equity Units shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the recreation, and neither the Company nor the Stock Purchase Contract Agent shall be responsible for any such fees or expenses.

      Except as provided in Section 5.02 or in this Section 3.14 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Stock Purchase Contract underlying a Stripped Common Equity Unit remains in effect, such Stripped Common Equity Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Stripped Common Equity Unit in respect of the 1/80 of a Treasury Security and the Stock Purchase Contract comprising such Stripped Common Equity Unit may be acquired, and may be transferred and exchanged, only as a Stripped Common Equity Unit.

      Section 3.15 Transfer of Collateral upon Occurrence of Termination Event.

      Upon the occurrence of a Termination Event and the transfer to the Stock Purchase Contract Agent of the Trust Preferred Securities or the Treasury Securities, as the case may be, underlying the Normal Common Equity Units and the Stripped Common Equity Units, as the case may be, pursuant to the terms of the Pledge Agreement, the Stock Purchase Contract Agent shall request transfer instructions with respect to such Trust Preferred Securities or Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D hereto, mailed to such Holder at its address as it appears in the Security Register.

         Upon book-entry transfer of the Normal Common Equity Units or the Stripped Common Equity Units or delivery of a Normal Common Equity Unit Certificate or Stripped Common Equity Unit Certificate to the Stock Purchase Contract Agent with such transfer instructions, the Stock Purchase Contract Agent shall transfer the Trust Preferred Securities or Treasury Securities, as the case may be, underlying such Normal Common Equity Units or Stripped Common Equity Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of Normal Common Equity Units or Stripped Common Equity Units fails to effect such transfer or delivery,

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

the Trust Preferred Securities or Treasury Securities, as the case may be, underlying such Normal Common Equity Units or Stripped Common Equity Units, as the case may be, and any distributions thereon, shall be held in the name of the Stock Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

            (i) the transfer of such Normal Common Equity Units or Stripped Common Equity Units or surrender of the Normal Common Equity Unit Certificate or Stripped Common Equity Unit Certificate or the receipt by the Company and the Stock Purchase Contract Agent from such Holder of satisfactory evidence that such Normal Common Equity Unit Certificate or Stripped Common Equity Unit Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Stock Purchase Contract Agent and the Company; and

            (ii) the expiration of the time period specified in the abandoned property laws of the relevant State in which the Stock Purchase Contract Agent holds such property.

      Section 3.16 No Consent to Assumption.

      Each Holder of a Common Equity Unit, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Stock Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.

                                   ARTICLE IV

                         THE TRUST PREFERRED SECURITIES

      Section 4.01 Distributions; Rights to Distributions Preserved.

      Any payment on any Trust Preferred Security which is paid on any Payment Date shall, subject to receipt thereof by the Stock Purchase Contract Agent from the Company (in the case of a Trust Preferred Security that is held in the name of the Stock Purchase Contract Agent) or from the Collateral Agent as provided by the terms of the Pledge Agreement (in the case of a Trust Preferred Security that is held in the name of the Collateral Agent), be paid by the Stock Purchase Contract Agent to the Person in whose name the Normal Common Equity Unit Certificate (or one or more Predecessor Normal Common Equity Unit Certificates) of which such Trust Preferred Securities form a part is registered at the close of business on the Record Date for such Payment Date.

      Each Normal Common Equity Unit Certificate evidencing the ownership interest in the underlying Trust Preferred Securities delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Normal Common Equity Unit Certificate shall carry the right to accrued and unpaid interest or distributions, and to accrue distributions, which were carried by the Trust Preferred Securities underlying such other Normal Common Equity Unit Certificate.

      In the case of any Normal Common Equity Units with respect to which (A) a Cash Settlement of the underlying Stock Purchase Contract is properly effected pursuant to Section 5.02(b) or Section 5.02(e) hereof, (B) an Early Settlement of the underlying Stock Purchase Contract is properly effected pursuant to
Section 5.07 hereof, (C) a Cash Merger Early Settlement of the underlying Stock Purchase Contract is properly effected pursuant to Section 5.04(b)(ii) hereof,
(D) a Collateral Substitution is properly effected pursuant to Section 3.13, or
(E) a Successful Remarketing occurs with respect to the Trust Preferred Securities that are part of such Normal Common Equity Units, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, distributions on the Trust Preferred Securities underlying such Normal Common Equity Units otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Cash Merger Early Settlement, Collateral Substitution or Successful Remarketing, and such payment or distributions shall, subject to receipt thereof by the Stock Purchase Contract Agent, be payable to the Person in whose name the Normal Common Equity Unit Certificate (or one or more Predecessor Normal Common Equity Unit Certificates) was registered at the close of business on the Record Date.

      Except as otherwise expressly provided in the immediately preceding paragraph, in the case of any Normal Common Equity Units with respect to which Cash Settlement, Early Settlement or Cash Merger Early Settlement of the underlying Stock Purchase Contract is properly effected, or with respect to which a Collateral Substitution has been effected, payments on the related Trust Preferred Securities that would otherwise be payable or made after the Initial Stock Purchase Date (for the Series A Trust Preferred Securities), the Subsequent Stock Purchase Date (for the Series B Trust Preferred Securities), Early Settlement Date, Cash Merger Early Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Normal Common Equity Units; provided, however, that to the extent that such Holder continues to hold Separate Trust Preferred Securities that formerly comprised a part of such Holder's Normal Common Equity Units, such Holder shall be entitled to receive distributions on such Separate Trust Preferred Securities.

      Section 4.02 Notice and Voting.

      Under the terms of the Pledge Agreement, the Stock Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Trust Preferred Securities, but only to the extent instructed in writing by the Holders as described below. Upon receipt of notice of any meeting at which holders of any series of Trust Preferred Securities are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of any series of Trust Preferred Securities, the Stock Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Normal Common Equity Units a notice:

            (i) containing such information as is contained in the notice or solicitation;

            (ii) stating that each Holder on the record date set by the Stock Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of the applicable series of Trust Preferred Securities, as the case may be, entitled to vote) shall be entitled to instruct the Stock

      Purchase Contract Agent as to the exercise of the voting rights pertaining to such Trust Preferred Securities underlying their Normal Common Equity Units; and

            (iii) stating the manner in which such instructions may be given.

      Upon the written request of the Holders of Normal Common Equity Units on such record date received by the Stock Purchase Contract Agent at least six days prior to such meeting, the Stock Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Trust Preferred Securities, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal Common Equity Unit, the Stock Purchase Contract Agent shall abstain from voting the Trust Preferred Securities underlying such Normal Common Equity Unit. The Company hereby agrees, if applicable, to solicit Holders of Normal Common Equity Units to timely instruct the Stock Purchase Contract Agent in order to enable the Stock Purchase Contract Agent to vote such Trust Preferred Securities.

      The Holders of Normal Common Equity Units and Stripped Common Equity Units shall have no voting or other rights in respect of Common Stock.

                                   ARTICLE V

                             THE PURCHASE CONTRACTS

      Section 5.01 Purchase of Shares of Common Stock.

      (a) Each Stock Purchase Contract shall obligate the Holder of the related Common Equity Unit to purchase, and the Company to sell, on each of the Initial Stock Purchase Date and the Subsequent Stock Purchase Date at a price equal to $12.50 (the "Purchase Price"), a number of newly issued or treasury shares of Common Stock per Common Equity Unit (subject to Section 5.09) equal to the applicable Settlement Rate (as defined below) unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Common Equity Units of which such Stock Purchase Contract is a part shall have occurred. The "Settlement Rate" with respect to each Stock Purchase Contract, shall be an amount equal to the sum of the "Daily Amounts" (as defined below) calculated for each Determination Date during the Trading Day Period. The "Daily Amount" for each Determination Date in the Trading Day Period, subject to any then applicable anti-dilution adjustments, is defined as:

            (i) for each Determination Date on which the Closing Price (as defined below) for the Common Stock is less than or equal to the Reference Price (as defined below), a fraction of one share of Common Stock per Common Equity Unit equal to:

            1/20 times $12.50 divided by the Reference Price (the "Maximum Daily Settlement Rate"),

            (ii) for each Determination Date on which the Closing Price for the Common Stock is greater than the Reference Price but less than the Threshold Appreciation Price (as defined below), a fraction of one share of Common Stock per Common Equity Unit equal to:

      1/20 times $12.50 divided by the Closing Price, and

            (iii) for each Determination Date on which the Closing Price for the Common Stock is greater than or equal to the Threshold Appreciation Price, a fraction of one share of Common Stock per Common Equity Unit equal to:

      1/20 times $12.50 divided by the Threshold Appreciation Price (the "Minimum Daily Settlement Rate" and, together with the Maximum Daily Settlement Rate, the "Fixed Daily Settlement Rates"),

in each case subject to adjustment as provided in Section 5.04 (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

      The Company shall give notice to the Holders if a Market Disruption Event occurs during a day that would otherwise constitute one of the 20 Trading Days in the Trading Day Period for determining the Daily Amounts.

      If the 20 Trading Days in the Trading Day Period have not occurred prior to the third Business Day immediately prior to the applicable Stock Purchase Date, all remaining Trading Days in the Trading Day Period will be determined to occur on that third Business Day and the Closing Price for each of the remaining Trading Days in the Trading Day Period will be the Closing Price per share of the Common Stock on such third Business Day or if such Business Day is not a Trading Day, the Closing Price as determined in its reasonable discretion by a nationally recognized independent investment banking firm retained by the Company for this purpose.

      The "Closing Price" of the Common Stock on any Determination Date means:

            (i) the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) on the New York Stock Exchange, Inc. (the "NYSE") on that date; or

            (ii) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange on which the Common Stock is so listed; or

            (iii) if the Common Stock is not so listed on a United States national or regional securities exchange, the last closing sale price per share as reported by the Nasdaq Stock Market; or

            (iv) if the Common Stock is not so reported by the Nasdaq Stock Market, the last quoted bid price for the Common Stock in the over-the-counter market as reported by PinkSheets LLC (formerly known as the National Quotation Bureau) or similar organization; or

            (v) if the bid price referred to in clause (iv) is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained by the Company for purposes of determining the Closing Price.

      "Determination Date" means any Trading Day in the Trading Day Period on which a portion of the Common Stock deliverable in respect of the applicable Stock Purchase Contract is determined herein.

      A "Market Disruption Event" means any of the following events that the Company, in its reasonable discretion, determines has occurred and is material:

            (i) any suspension of, or limitation imposed on, trading by any exchange or quotation system on which the closing price is determined pursuant to the definition of the Trading Day (a "Relevant Exchange") during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange, or otherwise:

            (1) relating to Common Stock; or

            (2) in futures or options contracts relating to the Common Stock on the Relevant Exchange;

            (ii) any event (other than an event described in clause (iii)) that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange in general:

            (1) to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange; or

            (2) to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock on the Relevant Exchange; or

            (iii) the failure to open of the Relevant Exchange on which futures or options contracts relating to the Common Stock, are traded or the closure of such exchange prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of:

            (1) the actual closing time for the regular trading session on such day, and

            (2) the submission deadline for orders to be entered into such exchange for execution at the actual closing time on such day.

      A "Trading Day" means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred or does not exist a Market Disruption Event.

      "Trading Day Period" means the 20 consecutive Trading Days beginning on July 9, 2008 for the Initial Stock Purchase Date, and the 20 consecutive Trading Days beginning on January 7, 2009 for the Subsequent Stock Purchase Date.

      (b) Each Holder of a Normal Common Equity Unit or a Stripped Common Equity Unit, by its acceptance of such Common Equity Unit will be deemed to have:

            (i) duly appointed the Stock Purchase Contract Agent to enter into and perform the related Stock Purchase Contract and the Pledge Agreement on its behalf and in its name as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);

            (ii) irrevocably agreed to be bound by the terms and provisions of such Stock Purchase Contract and the Pledge Agreement;

            (iii) covenanted and agreed to perform its obligations under such Stock Purchase Contract for so long as such Holder remains a Holder of a Normal Common Equity Unit or a Stripped Common Equity Unit;

            (iv) irrevocably authorized the Stock Purchase Contract Agent to enter into and perform this Agreement and the Pledge Agreement on its behalf and in its name as its attorney-in-fact;

            (v) consents to, and agrees to be bound by, the Pledge of such Holder's right, title and interest in and to the Collateral Account, including the Trust Preferred Securities and the Treasury Securities pursuant to the Pledge Agreement;

            (vi) for United States federal, state and local income and franchise tax purposes, agrees to take the positions set forth in Section 10.07(b);

            (vii) irrevocably directed the Stock Purchase Contract Agent to execute the Remarketing Agreement at the direction of the Company, without the receipt of any opinion or certificate,

provided that upon a Termination Event, the rights of the Holder of such Common Equity Units under the Stock Purchase Contract may be enforced without regard to any other rights or obligations.

      (c) Each Holder of a Normal Common Equity Unit or a Stripped Common Equity Unit, by its acceptance thereof, shall be deemed to have further covenanted and agreed that to the extent and in the manner provided in Section 5.02 hereof and the provisions of the Pledge Agreement, but subject to the terms thereof, Proceeds of the Trust Preferred Securities or the Treasury Securities, as applicable, on the Stock Purchase Date, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Stock Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds except that any proceeds of the Remarketing in excess of the aggregate Purchase Price applicable to the related Normal Common Equity Units plus the portion of the Remarketing Fee attributable to such

Pledged Trust Preferred Securities will be remitted to the Stock Purchase Contract Agent for payment to the Holders of the related Normal Common Equity Units.

      (d) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Stock Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Stock Purchase Contracts underlying the Certificate so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise shall be deemed to have covenanted and agreed, to be bound by the provisions of this paragraph.

      Section 5.02 Remarketing; Payment of Purchase Price.

      (a) (i) The Company shall conduct a Remarketing of each series of Trust Preferred Securities in accordance with Article X of the relevant Trust Agreement and the Remarketing Agreement.

          (ii) With respect to any Trust Preferred Securities which constitute part of Normal Common Equity Units which are subject to the Remarketing with respect to the Third Remarketing Settlement Date for each series of the Trust Preferred Securities, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and Section 5.02(c) below, may, among other things, (A) retain such Trust Preferred Securities in full satisfaction of the Holders' obligations under the Stock Purchase Contracts or (B) sell such Trust Preferred Securities in one or more public or private sales or otherwise.

          (iii) Prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the applicable Remarketing Date Holders of Separate Trust Preferred Securities may elect to have their Separate Trust Preferred Securities remarketed under the Remarketing Agreement by delivering their Separate Trust Preferred Securities, along with a notice of such election, substantially in the form of Exhibit F to the Pledge Agreement, to the Custodial Agent. The Custodial Agent shall hold Separate Trust Preferred Securities in an account separate from the Collateral Account in which the Pledged Trust Preferred Securities (as defined in the Pledge Agreement) shall be held. Holders of Separate Trust Preferred Securities electing to have their Separate Trust Preferred Securities remarketed will also have the right to withdraw that election by written notice to the Custodial Agent, substantially in the form of Exhibit G to the Pledge Agreement, by 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the applicable Remarketing Date, upon which notice the Custodial Agent shall return such Separate Trust Preferred Securities to such Holder. Promptly after 11:00 a.m. on the Business Day immediately preceding the applicable Remarketing Date, the Custodial Agent shall notify the Remarketing Agent of the aggregate liquidation amount of the Separate Trust Preferred Securities to be remarketed. After such time, such election shall become an irrevocable election to have such Separate Trust Preferred Securities remarketed in such Remarketing.

            (iv) The Stock Purchase Contract Agent shall give Holders of Common Equity Units, and the Company shall request that the Depositary or its nominee give Depositary Participants holding Common Equity Units and Separate Trust Preferred Securities, notice of a Remarketing at least 21 Business Days prior to the related Remarketing Date. Such notice will set forth the information required to be set forth in the notice pursuant to
      Section 10.4(a) of the relevant Trust Agreement.

      (b) (i) Unless an Early Settlement or a Cash Merger Early Settlement has occurred prior to the applicable Stock Purchase Date, each Holder of Normal Common Equity Units shall have the right to satisfy such Holder's obligations under the Stock Purchase Contract on such Stock Purchase Date in cash by notifying the Stock Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to pay in cash ("Cash Settlement") by 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the applicable Stock Purchase Date. Promptly following 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the applicable Stock Purchase Date, the Stock Purchase Contract Agent shall notify the Collateral Agent of the receipt of such notices from Holders intending to make a Cash Settlement by use of a notice in substantially the form of Exhibit F hereto.

            (ii) A Holder of a Normal Common Equity Unit who has so notified the Stock Purchase Contract Agent of its intention to effect a Cash Settlement shall pay the Purchase Price to the Collateral Agent for deposit in the Collateral Account by 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the applicable Stock Purchase Date, in lawful money of the United States by certified or cashiers' check or wire transfer of immediately available funds payable to or upon the order of the Securities Intermediary. Any cash so received shall be paid to the Company on the applicable Stock Purchase Date in partial settlement, in the case of the Initial Stock Purchase Date, and full settlement, in the case of the Subsequent Stock Purchase Date, of the Stock Purchase Contracts in accordance with the terms of this Agreement and the Pledge Agreement.

            (iii) If a Holder of a Normal Common Equity Unit does not notify the Stock Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.02(b)(ii) above, or does notify the Stock Purchase Contract Agent in accordance with Section 5.02(b)(i) above but fails to make such payment as required by Section 5.02(b)(ii) above, such Holder shall be deemed to have consented to the disposition of the Pledged Trust Preferred Securities pursuant to the next applicable Remarketing.

            (iv) As soon as practicable after 5:00 p.m. (New York City time) on the fourth Business Day preceding the applicable Stock Purchase Date, the Collateral Agent, based on cash payments received by the Collateral Agent pursuant to Section 5.02(b)(ii) hereof, shall promptly notify the Stock Purchase Contract Agent of the aggregate liquidation amount of Trust Preferred Securities to be tendered for purchase in the Remarketing in a notice pursuant to the terms of the Pledge Agreement.

            (v) In the event of a Failed Remarketing in respect of the Series A Trust Preferred Securities, (A) the Initial Stock Purchase Date shall be deferred for a quarterly period (except in the case of a Failed Remarketing with respect to the Third Remarketing Settlement Date for the Series A Trust Preferred Securities, in which case the Stock Purchase Date shall occur on the Third Remarketing Settlement Date for the Series A Trust Preferred Securities), and (B) if the Holders of Common Equity Units have delivered cash in order to effect Cash Settlement in accordance with
      Section 5.02(b)(ii) above, the Collateral Agent will promptly return the cash that it has received with respect to the Cash Settlement to the Stock Purchase Contract Agent for distribution to the applicable Holders of Normal Common Equity Units.

            (vi) In the event of a Failed Remarketing in respect of the Series B Trust Preferred Securities, (A) the Subsequent Stock Purchase Date shall be deferred for a quarterly period (except in the case of a Failed Remarketing with respect to the Third Remarketing Settlement Date for the Series B Trust Preferred Securities, in which case the Stock Purchase Date shall occur on the Third Remarketing Settlement Date for the Series B Trust Preferred Securities), and (B) if the Holders of Common Equity Units have delivered cash in order to effect Cash Settlement in accordance with
      Section 5.02(b)(ii) above, the Collateral Agent will promptly return the cash that it has received with respect to the Cash Settlement to the Stock Purchase Contract Agent for distribution to the applicable Holders of Normal Common Equity Units.

            (vii) In the event of a Successful Remarketing, if the Holders of Common Equity Units have delivered cash in order to effect Cash Settlement, the Collateral Agent will cause (i) the Securities Intermediary to effect the release from the Pledge such Holders related of Pledged Trust Preferred Securities of the series subject to the Successful Remarketing as to which such Holders have effected a Cash Settlement and
      (ii) the transfer of such Trust Preferred Securities to the Stock Purchase Contract Agent on behalf of the Holders free and clear of the Company's security interest therein. Upon receipt of such Trust Preferred Securities, the Stock Purchase Contract Agent shall promptly transfer the Trust Preferred Securities to the Holders.

      (c) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement, Cash Merger Early Settlement or Cash Settlement, are payable solely out of the Proceeds of any Collateral pledged to secure the obligations of the Holders, and in no event will Holders be liable for any deficiency between the Proceeds of the disposition of Collateral and the Purchase Price.

      (d) The Company shall not be obligated to issue any shares of Common Stock in respect of a Stock Purchase Contract or deliver any certificates thereof to the Holder of the related Common Equity Units unless the Company shall have received payment for the Common Stock to be purchased thereunder in the manner herein set forth.

      Section 5.03 Issuance of Shares of Common Stock.

      Unless a Termination Event, an Early Settlement or a Cash Merger Early Settlement shall have occurred, subject to Section 5.04(b)(ii), on the applicable Stock Purchase Date upon receipt of the aggregate Purchase Price payable on all Outstanding Common Equity Units, the Company shall issue and deposit with the Stock Purchase Contract Agent, for the benefit of the Holders of the Outstanding Common Equity Units, by book entry transfer or in the form of one or more certificates representing newly issued or treasury shares of Common Stock registered in the name of the Stock Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Stock Purchase Date, being hereinafter referred to as the "Stock Purchase Contract Settlement Fund") to which the Holders are entitled hereunder.

      Subject to the foregoing, upon surrender of a Certificate to the Stock Purchase Contract Agent on or after the Initial Stock Purchase Date, the Subsequent Stock Purchase Date, the Early Settlement Date or the Cash Merger Early Settlement Date, as the case may be, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in exchange therefor, by book entry transfer or in the form of a certificate, that whole number of newly issued or treasury shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article V (after taking into account all Common Equity Units then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.09 and any dividends or distributions with respect to such shares constituting part of the Stock Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Stock Purchase Contract Agent. If any shares of Common Stock issued in respect of a Stock Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing a Common Equity Unit of which such Stock Purchase Contract forms a part is registered (but excluding any Depositary or nominee thereof), no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Stock Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

      Section 5.04 Adjustment of Fixed Daily Settlement Rates.

      The Fixed Daily Settlement Rates and the number of shares of Common Stock to be delivered upon an Early Settlement will be subject to adjustment, without duplication, under the following circumstances:

            (a) Adjustments for Dividends, Distributions, Stock Splits, etc.

            (i) Adjustment for Change in Capital Stock. If, after the date of this Agreement, the Company: (A) pays a dividend or makes another distribution on Common Stock to all holders of Common Stock payable exclusively in shares of Common Stock; (B) subdivides or splits the outstanding shares of Common Stock into a greater number of shares; or (C) combines the outstanding shares of Common Stock into a smaller number of shares, then the Fixed Daily Settlement Rates in effect immediately prior to such action shall be adjusted so that the Holder of the related Common Equity Units thereafter settled may receive the number of shares of Common Stock which such Holder would have owned immediately following such action if such Holder had settled the Stock Purchase Contract immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend, distribution or subdivision and immediately after the effective date in the case of a combination.

            (ii) Adjustment for Rights Issue. If, after the date of this Stock Purchase Contract Agreement, the Company distributes any rights, options or warrants, other than pursuant to any dividend reinvestment, share purchase or similar plans, to all holders of the Company's Common Stock entitling them to purchase or subscribe for, for a period expiring within 60 days from the date of issuance of the rights or warrants, shares of Common Stock at a price per share less than the Current Market Price as of the Time of Determination (as defined in Section 5.04(a) below) (except that no adjustment will be made if Holders of the Common Equity Units may participate in the distribution on a basis and with the notice that the Company's Board of Directors determines to be fair and appropriate), the Fixed Daily Settlement Rates shall be adjusted by multiplying them by a fraction:

                  (A) the numerator of which is the sum of (1) the number of shares of Common Stock outstanding on the record date fixed for the applicable distribution plus (2) the total number of additional shares of Common Stock offered for subscription or purchase, and

                  (B) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding on the record date fixed for the distribution plus (2) the total number of shares of Common Stock that the aggregate offering price of the total number of shares offered for subscription or purchase would purchase at the Current Market Price.

            The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options to which this Section 5.04(b)(ii) applies. To the extent that such rights or warrants are not exercised prior to their expiration (and as a result no additional shares of Common Stock are delivered or issued pursuant to such rights or warrants), the Fixed Daily Settlement Rates shall be readjusted to the Fixed Daily Settlement Rates that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery or issuance of only the number of shares of Common Stock actually delivered or issued.

            (iii) Adjustments for Other Distributions. If, after the date of this Agreement, the Company dividends or distributes to all or substantially all holders of its Common Stock any of its debt, Capital Stock, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (1) distributions of Common Stock referred to in Section 5.04(a)(i)(A) and distributions of rights, warrants or options referred to in Section 5.04(a)(ii) and (2) dividends or distributions that are paid exclusively in cash referred to in Section 5.04(a)(iv)) the Fixed Daily Settlement Rates shall be adjusted, subject to the provisions of the last paragraph of this Section 5.04(a)(iii), by multiplying them by a fraction:

                  (A) the numerator of which is the Current Market Price of
            Common Stock, and

                  (B) the denominator of which is the Current Market Price of
            Common Stock minus the fair market value of the portion of those assets distributed in respect of each share of Common Stock.

            In the event the Company distributes shares of Capital Stock of a subsidiary, the share components will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of the Common Stock, as discussed below. The Board of Directors shall determine fair market values for the purposes of this Section 5.05(a)(iii), except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company (a "Spin-off"), the fair market value of the securities to be distributed shall equal the average of the daily Closing Prices of those securities for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Price for the Common Stock on the same Trading Day.

            The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution to which this Section 5.04(a)(iii) applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 Trading Days after the effective date of the Spin-off and
      (ii) the initial public offering of the securities distributed in the Spin-off.

            (iv) Cash Dividends and Distributions. In case the Company shall, by dividend or otherwise, pay regular quarterly, semi-annual or annual cash dividends or make any other distributions consisting exclusively of cash to all holders of its Common Stock, excluding any regular cash dividend or distribution on the Common Stock to the extent that the aggregate cash dividend or distribution per share of Common Stock in any fiscal year does not exceed $0.46 (the "Dividend Threshold Amount") (the Dividend Threshold Amount is subject to adjustment on the same basis as the Daily Amounts for any adjustment made pursuant to Section 5.04(a)(i)), then the Fixed Daily Settlement Rates will be adjusted as follows:

                  (A) in the event of a regular dividend to which this Section
            5.04(a)(iv) applies, the Fixed Daily Settlement Rates will be adjusted by multiplying them by a fraction, (1) the numerator of which is the Current Market Price of Common Stock, and (2) the denominator of which is the Current Market Price of Common

            Stock, minus the excess, if any, of the amount per share of such dividend or distribution over the Dividend Threshold Amount; and

                  (B) in the event of a cash dividend or distribution that is not a regular dividend, the Fixed Daily Settlement Rates will be adjusted by multiplying them by a fraction, (1) the numerator of which is the Current Market Price of Common Stock, and (2) the denominator of which is the Current Market Price of Common Stock minus the amount per share of such dividend or distribution.

      In either case, the adjustment shall be made on the date fixed for the determination of stockholders entitled to receive such dividend or distribution, to be effective at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution. In the event that any such dividend or distribution is not so paid or made, each Fixed Daily Settlement Rate shall again be adjusted to be the Fixed Daily Settlement Rates that would then be in effect if such dividend or distribution had not been declared.

            (v) Adjustment for Company Tender Offer. If, after the date of this Agreement, the Company or any subsidiary of the Company pays holders of the Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its subsidiaries for Common Stock to the extent that the offer involves aggregate consideration that, together with (A) any cash and the fair market value of any other consideration payable in respect of any tender offer (other than an odd-lot offer) by the Company or any of its subsidiaries for shares of Common Stock consummated within the preceding 12 months not triggering a Settlement Rate adjustment and (B) all-cash distributions to all or substantially all holders of Common Stock made within the preceding 12 months (other than regular quarterly, semi-annual or annual cash dividends), exceeds an amount equal to 10% of the aggregate market capitalization of the Company on the expiration date of the tender offer, the share components will be adjusted by multiplying them by a fraction,

                  (A) the numerator of which is the sum of (1) the fair market value, as determined by the Board of Directors, of the aggregate consideration payable based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (2) the product of (x) the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and (y) the closing price of Common Stock on the Trading Day next succeeding the Expiration Time, and

                  (B) the denominator of which will be the product of (1) the number of shares of Common Stock outstanding, including any Purchased Shares, at the Expiration Time and (2) the Closing Price of Common Stock on the Trading Day next succeeding the Expiration Time.

            (vi) Calculation of Adjustments. All adjustments to the Fixed Daily Settlement Rates shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Settlement Rate shall be required unless such adjustment would require an increase or a decrease of at least one percent; provided that any adjustments not made shall be carried forward and taken into account in any subsequent adjustment and notwithstanding whether or not such 1/10,000th of a share threshold shall have been met, all such adjustments shall be made on the applicable Stock Purchase Date. If an adjustment is made to the Settlement Rate pursuant to paragraph (i) through (v) or (vii) of this Section 5.04(a), an adjustment shall also be made to the Closing Price for the Company's Common Stock solely to determine which of clauses (i), (ii) or (iii) of the definition of Daily Amount in Section 5.01(a) will apply on each Determination Date. Such adjustment shall be made by multiplying the Closing Price for the Company's Common Stock by a fraction, the numerator of which shall be the applicable Fixed Daily Settlement Rate immediately after such adjustment pursuant to paragraph (i) through (v) or (vii) of this Section 5.04(a) and the denominator of which shall be the applicable Fixed Daily Settlement Rate immediately before such adjustment; provided that if such adjustment to the applicable Fixed Daily Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph
      (i) through (v) or (vii) of this Section 5.04(a) during the period taken into consideration for determining the Daily Amounts, appropriate and customary adjustments shall be made to such Fixed Daily Settlement Rate.

            (vii) When No Adjustment Required. No adjustment of the Fixed Daily Settlement Rates, and the number of shares to be delivered on Early Settlement need be made as a result of: (1) the issuance of the rights;
      (2) the distribution of separate certificates representing the rights; (3) the exercise or redemption of the rights in accordance with any rights agreement; or (4) the termination or invalidation of the rights, in each case, pursuant to the Company's stockholder rights plan existing on the date of this Agreement, as amended, modified, or supplemented from time to time, or any newly adopted stockholder rights plans; provided, however, that to the extent that the Company has a stockholder rights plan in effect upon settlement of a Stock Purchase Contract (including the Company's rights plan existing on the date of this Agreement), the Holder shall receive, in addition to the shares of Common Stock, the rights under such rights plan, unless, prior to any settlement of a Stock Purchase Contract, the rights have separated from the Common Stock, in which case the applicable Fixed Daily Settlement Rate will be adjusted at the time of separation as if the Company made a distribution to all holders of Common Stock as described in clause (iii) above, subject to readjustment in the event of the expiration, termination or redemption of the rights. In addition, no adjustment to Fixed Daily Settlement Rates need be made:

                  (A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;

                  (B) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries; or

                  (C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Common Equity Units were first issued.

            No adjustment to the Fixed Daily Settlement Rates need be made for a transaction referred to in 5.04(a)(ii) or 5.04(a)(iii) if Holders of the Common Equity Units may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment to the Fixed Daily Settlement Rates need be made for a change in the par value or no par value of the Common Stock.

            (viii) Use of Terms.

            "Time of Determination" means the time and date of the earlier of
      (A) the determination of stockholders entitled to receive rights, warrants or options or a distribution in each case, to which Section 5.04(a)(ii) or
      Section 5.04(a)(iii) applies and (B) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the NYSE or such other U.S. national or regional exchange or market on which the Common Stock are then listed or quoted.

            "Current Market Price" per share of Common Stock on any day means the average of the Closing Price per share of Common Stock on each Determination Date ending on the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade without the right to receive the issuance or distribution.

            (ix) Adjustments During Trading Day Period. If an event requiring an adjustment occurs on any Determination Date during the Trading Day Period, the applicable Fixed Daily Settlement Rate calculated for each Determination Date before the event requiring an adjustment occurs will be adjusted in the same manner as the adjustment to the Fixed Daily Settlement Rates for each Determination Date on or after the event requiring an adjustment occurs pursuant to the procedures described above.

      (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (1) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities other property of the Company or another corporation), (2) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (3) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or any binding share exchange which reclassifies or changes its outstanding Common Stock, or (4) any liquidation, dissolution or winding up of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "Reorganization Event"),

            (i) each share of Common Stock covered by each Stock Purchase Contract forming part of a Common Equity Unit immediately prior to such Reorganization Event shall, after such Reorganization Event, be converted for purposes of the Stock Purchase Contract into the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable Stock Purchase Date) per share of Common Stock by a holder of Common Stock that (A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates, and (B) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 5.04 the kind and amount of securities, cash and other property receivable upon such Reorganization Event in respect of each Non-electing Share shall be deemed to be the kind and amount so receivable per share of Common Stock by a plurality of the Non-electing Shares). On the Stock Purchase Date, the Settlement Rate then in effect will be applied to the value on the Stock Purchase Date of such securities, cash or other property.

            In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that the Holder of each Outstanding Common Equity Unit shall have the rights provided by this
      Section 5.04. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.04. The above provisions of this Section 5.04 shall similarly apply to successive Reorganization Events.

      (c) Successive Adjustments. After an adjustment to a Fixed Daily Settlement Rate under this Section 5.04, any subsequent event requiring an adjustment under this Section 5.04 shall cause an adjustment to such Fixed Daily Settlement Rate as so adjusted.

      (d) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to a Fixed Daily Settlement Rate pursuant to this Section 5.04 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder.

      Section 5.05 Notice of Adjustments and Certain Other Events.

      (a) Whenever a Fixed Daily Settlement Rate is adjusted as provided under Sections 5.04(a) or 5.04(b), the Company shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

          (i) compute the adjusted applicable Fixed Daily Settlement Rate in accordance with Section 5.04 and prepare and transmit to the Stock Purchase Contract Agent an Officers' Certificate setting forth the applicable Fixed Daily Settlement Rate, as the case may be, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

          (ii) provide a written notice to the Holders of the Common Equity Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Fixed Daily Settlement Rate was determined and setting forth the adjusted applicable Fixed Daily Settlement Rate.

      (b) The Stock Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Common Equity Units to determine whether any facts exist which may require any adjustment of the applicable Fixed Daily Settlement Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Stock Purchase Contract Agent shall be fully authorized and protected in relying on any Officers' Certificate delivered pursuant to Section 5.05(a)(i) and any adjustment contained therein and the Stock Purchase Contract Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Stock Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Stock Purchase Contract; and the Stock Purchase Contract Agent makes no representation with respect thereto. The Stock Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Stock Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article V.

      Section 5.06 Termination Event; Notice.

      The Stock Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Payments (including any accrued and unpaid Contract Payments), if the Company shall have such obligation, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Stock Purchase Contract Agent or the Company, if, prior to or on the Stock Purchase Date, a Termination Event shall have occurred.

      Upon and after the occurrence of a Termination Event, the Common Equity Units shall thereafter represent the right to receive the Trust Preferred Securities or the Treasury Securities, as the case may be, forming part of such Common Equity Units, in accordance with the provisions of Section 5.04 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Stock Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.

      Section 5.07 Early Settlement.

      (a) Subject to and upon compliance with the provisions of this Section 5.07, at the option of the Holder thereof, Stock Purchase Contracts underlying Common Equity Units having an aggregated Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement") at any time until 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the applicable Stock Purchase Date; provided that no Early Settlement will be permitted pursuant to this Section 5.07 unless, at the time such Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use commercially reasonable efforts to (i) have in effect a Registration Statement covering any securities to be delivered in respect of the Stock Purchase Contracts being settled and (ii) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement.

      (b) In order to exercise the right to effect Early Settlement with respect to any Stock Purchase Contracts, the Holder of the Certificate evidencing Common Equity Units shall deliver such Certificate to the Stock Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the "Election to Settle Early" form on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount (the "Early Settlement Amount") equal to the sum of:

            (i) the product of (A) the Stated Amount times (B) the number of Stock Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

            (ii) if such delivery is made with respect to any Stock Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Payments payable on such Payment Date with respect to such Stock Purchase Contracts.

      Except as provided in the immediately preceding sentence, no payment shall be made upon Early Settlement of any Stock Purchase Contract on account of any Contract Payments accrued on such Stock Purchase Contract or on account of any dividends on the Common Stock issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Stock Purchase Contracts underlying any Common Equity Units by 5:00 p.m. (New York City time) on a Business Day, such day shall be the "Early Settlement Date" with respect to such Common Equity Units and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Common Equity Units shall be the next succeeding Business Day.

      Upon the receipt of such Certificate and Early Settlement Amount from the Holder, the Stock Purchase Contract Agent shall pay to the Company such Early Settlement Amount, the receipt of which payment the Company shall confirm in writing. The Stock Purchase Contract Agent shall then, in accordance with
Section 5.06 of the Pledge Agreement, notify the Collateral Agent that (A) such Holder has elected to effect an Early Settlement, which notice shall set forth the number of such Stock Purchase Contracts as to which such Holder has elected to effect Early Settlement and (B) the Stock Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount.

      Holders of Stripped Common Equity Units may only effect Early Settlement pursuant to this Section 5.07 in integral multiples of 80 Stripped Common Equity Units.

      Upon Early Settlement of the Stock Purchase Contracts, the rights of the Holders to receive and the obligation of the Company to pay any Contract Payments (including any accrued and unpaid Contract Payments) with respect to such Stock Purchase Contracts shall immediately and automatically terminate.

      (c) Upon Early Settlement of Stock Purchase Contracts by a Holder of the related Common Equity Units, the Company shall issue, and the Holder shall be entitled to receive, a number of newly issued or treasury shares of Common Stock equal to the Minimum Settlement Rate, as adjusted in the same manner and the same time as the Fixed Settlement Settlement Rates are adjusted (the "Early Settlement Rate").

      (d) No later than the third Business Day after the applicable Early Settlement Date, the Company shall cause:

            (i) the shares of Common Stock issuable upon Early Settlement of Stock Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.09; and

            (ii) the related Pledged Trust Preferred Securities, in the case of Normal Common Equity Units, or the related Pledged Treasury Securities, in the case of Stripped Common Equity Units, to be released from the Pledge by the Collateral Agent, free and clear of the Company's security interest therein, and transferred, in each case, to the Stock Purchase Contract Agent for delivery to the Holder thereof or its designee.

      (e) Upon Early Settlement of any Stock Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Trust Preferred Securities or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Stock Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Common Equity Units:

            (i) transfer to the Holder the Trust Preferred Securities or Treasury Securities, as the case may be, forming a part of such Common Equity Units,

            (ii) deliver to the Holder by book-entry transfer or in the form of a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.09, as received from the Company, and

            (iii) if so required under the Securities Act, deliver a Prospectus for the shares of Common Stock issuable upon such Early Settlement as contemplated by (a), as received from the Company.

      (f) In the event that Early Settlement is effected with respect to Stock Purchase Contracts underlying less than all the Common Equity Units evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Stock Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Common Equity Units as to which Early Settlement was not effected.

      (g) A Holder of a Common Equity Unit who effects Early Settlement may elect to have the Preferred Trust Securities no longer a part of a Normal Common Equity Unit remarketed in accordance with the provisions of Section 5.02.

      Section 5.08 No Fractional Shares.

      No fractional shares of Common Stock shall be issued or delivered upon settlement on any Stock Purchase Date, or upon Early Settlement or Cash Merger Early Settlement of any Stock Purchase Contracts. If Certificates evidencing more than one Stock Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock that shall be delivered upon settlement shall be computed on the basis of the aggregate number of Stock Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock that would otherwise be deliverable upon settlement of any Stock Purchase Contracts on the Stock Purchase Date, or upon Early Settlement or Cash Merger Early Settlement, the Company, through the Stock Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the percentage of such fractional share times the Closing Price as of the Trading Day immediately preceding such Stock Purchase Date, or upon Early Settlement or Cash Merger Early Settlement. The Company shall provide the Stock Purchase Contract Agent from time to time with sufficient funds to permit the Stock Purchase Contract Agent to make all cash payments required by this Section 5.08 in a timely manner.

      Section 5.09 Charges and Taxes.

      The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Stock Purchase Contracts;

provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Common Equity Unit or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Common Equity Units evidenced thereby, other than in the name of the Stock Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      Section 5.10 Contract Payments.

      (a) Subject to Section 5.10(d) and Section 5.11, the Company shall pay, on each Payment Date, the Contract Payments (net of any withholding tax required by law to be withheld by the Company on such payments, which shall be remitted to the appropriate taxing jurisdiction) payable in respect of each Stock Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date relating to such Payment Date. The Contract Payments will be payable at the office of the Stock Purchase Contract Agent in the Borough of Manhattan, New York City maintained for that purpose. If the book-entry system for the Common Equity Units has been terminated, the Contract Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Stock Purchase Contract Agent. If any date on which Contract Payments are to be made is not a Business Day, then payment of the Contract Payments payable on such date will be made on the next succeeding day that is a Business Day (and without any interest in respect of such delay). Contract Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The Contract Payments will accrue from June 21, 2005.

      (b) Upon the occurrence of a Termination Event, the Company's obligation to pay future Contract Payments (including any accrued Contract Payments) shall cease.

      (c) Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the recreation of Normal Common Equity Units) any other Certificate shall carry the right to accrued and unpaid Contract Payments, which right was carried by the Stock Purchase Contracts underlying such other Certificates.

      (d) In the case of any Common Equity Units with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Stock Purchase Contract is effected on a date that is after any Record Date and prior to or on the next succeeding Payment Date, Contract Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement or Cash Merger Early Settlement, and such Contract Payments shall be paid to the Person in whose name the Certificate evidencing such Common Equity Units is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, and the right to receive accrued and unpaid Contract Payments as set forth in Section 5.04(b)(ii), in the case of any Common Equity

Units with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Stock Purchase Contract is effected, Contract Payments that would otherwise be payable after the Early Settlement or Cash Merger Early Settlement Date with respect to such Stock Purchase Contract shall not be payable.

      (e) The Company's obligations with respect to Contract Payments, if any, will be subordinated and junior in right of payment to the Company's obligations under any existing or future Senior Debt.

      (f) In the event of (A) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (B) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (C) any assignment by the Company for the benefit of creditors, or
(D) any other marshalling of the assets of the Company:

            (i) all existing and future Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of Common Equity Units;

            (ii) any payment or distribution, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Common Equity Units shall be paid or delivered directly to the holders of existing and future Senior Debt in accordance with the priorities then existing among such holders until all existing and future Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full;

            (iii) after payment in full of all sums owing with respect to Senior Debt, the Holders of Common Equity Units, together with the holders of any obligations of the Company ranking on a parity with the Common Equity Units, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid Contract Payments and interest thereon and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Company's obligations under the Stock Purchase Contracts and such other obligations; and

            (iv) in the event that, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by the Stock Purchase Contract Agent or any Holder of Common Equity Units in contravention of any of the terms hereof such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all secured and Senior Debt remaining unpaid, to the extent necessary to pay all such existing and future Senior Debt in full. In the event of the failure of the Stock Purchase

      Contract Agent or any Holder of Common Equity Units to endorse or assign any such payment, distribution or security, each holder of existing and future Senior Debt is hereby irrevocably authorized to endorse or assign the same.

      (g) For purposes of Section 5.11(e) through (q), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.10(e) through (q) with respect to such Contract Payments on the Common Equity Units to the payment of all existing and future Senior Debt which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Debt is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Debt are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment.

      (h) Any failure by the Company to make any payment on or perform any other obligation under existing and future Senior Debt, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Section 5.10(e) through (q) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under this Agreement if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

      (i) Subject to the irrevocable payment in full of all existing and future Senior Debt, the Holders of the Common Equity Units shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Debt of the Company to the same extent as payment of the Contract Payments in respect of the Stock Purchase Contracts underlying the Common Equity Units is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until all such Contract Payments owing on the Common Equity Units shall be paid in full, and as between the Company, its creditors other than holders of such Senior Debt and the Holders, no such payment or distribution made to the holders of Senior Debt by virtue of Section 5.10(e) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Debt, it being understood that the provisions of Section 5.10(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

      (j) Nothing contained in Section 5.10(e) through (q) or elsewhere in this Agreement or in the Common Equity Units is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Payments on the Common Equity Units as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the Stock Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.10(e) through (q), of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      (k) Upon payment or distribution of assets of the Company referred to in
Section 5.10(e) through (q), the Stock Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or Stock Purchase Contract Agent or other person making any payment or distribution, delivered to the Stock Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.10(e) through (q).

      (l) The Stock Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a trustee or representative on behalf of any such holder or holders. In the event that the Stock Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to Section 5.10(e) through (q), the Stock Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Stock Purchase Contract Agent as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.10(e) through (q), and, if such evidence is not furnished, the Stock Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      (m) Nothing contained in Section 5.10(e) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Payments, except as otherwise provided in this Section 5.10(e) through (q).

      (n) Each Holder of Common Equity Units, by its acceptance thereof, shall be deemed to have authorized and directed the Stock Purchase Contract Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section 5.10(e) through (q) and appointed the Stock Purchase Contract Agent its attorney-in-fact, as the case may be, for any and all such purposes.

      (o) The Company shall give prompt written notice to the Stock Purchase Contract Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Stock Purchase Contract Agent in respect of the Common Equity Units pursuant to the provisions of this Section. Notwithstanding the provisions of Section 5.11(e) through (q) or any other provisions of this Agreement, the Stock Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Stock Purchase Contract Agent, or the taking of any other action by the Stock Purchase Contract Agent, unless and until the Stock Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Stock Purchase Contract Agent at its Corporate Trust Office department from the Company, any Holder, or the holder or representative of any Senior Debt; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Stock Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Stock Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

      (p) The Stock Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in this Agreement shall deprive the Stock Purchase Contract Agent of any of its rights as such holder.

      (q) No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

      (r) Nothing in this Section 5.10 shall apply to claims of, or payments to, the Stock Purchase Contract Agent under or pursuant to Section 7.07.

      (s) With respect to the holders of existing and future Senior Debt, (i) the duties and obligations of the Stock Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Stock Purchase Contract Agent shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Company or any other Person cash, property or securities to which any holders of existing and future Senior Debt shall be entitled by virtue of this Section 5.11 or otherwise; (iii) no implied covenants or obligations shall be read into this Agreement against the Stock Purchase Contract Agent; and (iv) the Stock Purchase Contract Agent shall not be deemed to be a fiduciary as to such holders.

      Section 5.11 Deferral of Contract Payments.

      (a) The Company shall have the right, at any time prior to February 15, 2010, to defer the payment of any or all of the Contract Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Stock Purchase Contract Agent written notice of its election to defer each such deferred Contract Payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Payments to the NYSE or other applicable self-regulatory organization or to Holders of the Common Equity Units, but in any event not less than one Business Day prior to such Record Date. Any Contract Payments so deferred shall, to the extent permitted by law, accrue interest thereon at the rate of 6.375% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Payments, if any, together with the additional Contract Payments, if any, accrued thereon, being referred to herein as the "Deferred Contract Payments"). Deferred Contract Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section 5.11. No Contract Payments may be deferred to a date that is after February 15, 2010 and no such deferral period may end other than on a Payment Date. If the Stock Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder's right to receive Contract Payments, if any, and any Deferred Contract Payments, will terminate.

      (b) In the event that the Company elects to defer the payment of Contract Payments on the Stock Purchase Contracts until a Payment Date prior to the Stock Purchase Date, then all Deferred Contract Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

      (c) In the event that the Company elects or is directed by the Federal Reserve Board to defer the payment of Contract Payments on the Stock Purchase Contracts, each Holder will receive in respect of such deferred payments on the Stock Purchase Date in lieu of a cash payment, in the sole discretion of the Company, either (i) a number of shares of Common Stock (in addition to a number of shares of Common Stock per Common Equity Unit equal to the Settlement Rate) equal to (A) the aggregate amount of Deferred Contract Payments payable to such Holder (net of any required tax withholding on such Deferred Contract Payment, which shall be remitted to the appropriate taxing jurisdiction) divided by (B)
(1) in the case of Contract Payments payable on or before the Initial Stock Purchase Date, the greater of (x) the Closing Price of the Common Stock on the Trading Day immediately preceding the Initial Stock Purchase Date and (y) $14.45, and (2) in the case of Contract Payments payable after the Initial Stock Purchase Date, the greater of (x) Closing Price of the Common Stock on the Trading Day immediately preceding the Subsequent Stock Purchase Date) and (y) $14.45, subject in each case to adjustment in the same manner and under the same circumstances as the Fixed Daily Settlement Rates pursuant to Section 5.04, or
(ii) Unsecured Notes which will (A) have a principal amount equal to the aggregate amount of Deferred Contract Payments, (B) mature on August 15, 2010,
(C) bear interest at an annual rate equal to the then market rate of interest for similar instruments (not to exceed 10%), as determined by a nationally recognized investment banking firm selected by the Company, (D) be subordinate and rank junior in right of payment to all of the Company's existing and future Senior Debt on the same basis as the Contract Payments, and (E) not be redeemable by the Company prior to their stated maturity.

      (d) No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Payments on the Stock Purchase Date. In lieu of

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

fractional shares otherwise issuable with respect to such payment of Deferred Contract Payments, the Holder will be entitled to receive an amount in cash as provided in Section 5.08.

      (e) In the event the Company exercises its option to defer the payment of Contract Payments then, until the earlier of (x) the Termination Date or (y) the date on which the Deferred Contract Payments have been paid, the Company shall not (A) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock; (B) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem the other series of junior subordinated debt securities or any debt securities issued by the Company that rank equally with or junior to the Company's junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities); and (C) make any payment under any guarantee that ranks equally with or junior to the Company's guarantee related to the Trust Preferred Securities other than, in each case:

            (i) any repurchase, redemption or other acquisition of shares of capital stock of the Company in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (y) a dividend reinvestment or stockholder purchase plan, or (z) the issuance of capital stock of the Company, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Event of Default, Default or Deferral Period, as the case may be;

            (ii) any exchange, redemption or conversion of any class or series of capital stock of the Company, or the capital stock of one of the Company's subsidiaries, for any other class or series of capital stock of the Company, or of any class or series of the Company's indebtedness for any class or series of capital stock of the Company;

            (iii) any purchase of, or payment of cash in lieu of, fractional interests in shares of capital stock of the Company pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

            (iv) any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

            (v) payments by the Company under the Guarantee related to the applicable Trust Preferred Securities; or

            (vi) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

                                   ARTICLE VI

                                    REMEDIES

      Section 6.01 Unconditional Right of Holders to Receive Contract Payments and to Purchase Shares of Common Stock.

      Each Holder of a Common Equity Unit shall have the right, which is absolute and unconditional, (i) subject to Article V, to receive each Contract Payment with respect to the Stock Purchase Contract comprising part of such Common Equity Units on the respective Payment Date for such Common Equity Units and (ii) except upon and following a Termination Event, to purchase shares of Common Stock pursuant to such Stock Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive Contract Payments and the right to purchase shares of Common Stock, and such rights shall not be impaired without the consent of such Holder.

      Section 6.02 Restoration of Rights and Remedies.

      If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

      Section 6.03 Rights and Remedies Cumulative.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of
Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 6.04 Delay or Omission Not Waiver.

      No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article VI or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

      Section 6.05 Undertaking for Costs.

      All parties to this Agreement agree, and each Holder of a Common Equity Unit, by its acceptance of such Common Equity Units shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this

Agreement, or in any suit against the Stock Purchase Contract Agent for any action taken, suffered or omitted by it as Stock Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Stock Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Common Equity Units, or to any suit instituted by any Holder for the enforcement of interest on any Trust Preferred Securities or Contract Payments on or after the respective Payment Date therefor in respect of any Common Equity Units held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Stock Purchase Contracts constituting part of any Common Equity Units held by such Holder.

      Section 6.06 Waiver of Stay or Extension Laws.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Stock Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                        THE STOCK PURCHASE CONTRACT AGENT

      Section 7.01 Certain Duties and Responsibilities.

      (a) The Stock Purchase Contract Agent:

            (i) undertakes to perform, with respect to the Common Equity Units, such duties and only such duties as are or will be specifically set forth in this Agreement, the Pledge Agreement and the Remarketing Agreement and no implied covenants or obligations shall be read into this Agreement, the Pledge Agreement or the Remarketing Agreement against the Stock Purchase Contract Agent; and

            (ii) in the absence of bad faith or negligence on its part, may, with respect to the Common Equity Units, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Stock Purchase Contract Agent and conforming to the requirements of this Agreement or the Pledge Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Stock Purchase Contract Agent, the Stock Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement, the Pledge Agreement or the Remarketing Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

      (b) No provision of this Agreement, the Pledge Agreement or the Remarketing Agreement shall be construed to relieve the Stock Purchase Contract Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

            (ii) the Stock Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Stock Purchase Contract Agent was negligent in ascertaining the pertinent facts; and

            (iii) no provision of this Agreement or the Pledge Agreement or the Remarketing Agreement shall require the Stock Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (c) Whether or not therein expressly so provided, every provision of this Agreement, the Pledge Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Stock Purchase Contract Agent shall be subject to the provisions of this Article.

      (d) The Stock Purchase Contract Agent is authorized to execute and deliver the Pledge Agreement and the Remarketing Agreement in its capacity as Stock Purchase Contract Agent.

      Section 7.02 Notice of Default.

      Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Stock Purchase Contract Agent has actual knowledge, the Stock Purchase Contract Agent shall transmit by mail to the Company and the Holders of Common Equity Units, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

      Section 7.03 Certain Rights of Stock Purchase Contract Agent.

      Subject to the provisions of Section 7.01:

      (a) the Stock Purchase Contract Agent may, in the absence of bad faith, conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond,

Trust Preferred Securities, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

      (c) whenever in the administration of this Agreement, the Pledge Agreement or the Remarketing Agreement the Stock Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Stock Purchase Contract Agent (unless other evidence be herein specifically prescribed in this Agreement) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate of the Company;

      (d) the Stock Purchase Contract Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder, or under the Pledge Agreement or the Remarketing Agreement, in good faith and in reliance thereon;

      (e) the Stock Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Stock Purchase Contract Agent may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Stock Purchase Contracts, and, if the Stock Purchase Contract Agent makes such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney;

      (f) the Stock Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder, or under the Pledge Agreement or the Remarketing Agreement, either directly or by or through agents, attorneys, custodians or nominees or an Affiliate and the Stock Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee or an Affiliate appointed with due care by it hereunder;

      (g) the Stock Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Stock Purchase Contract Agent security or indemnity reasonably satisfactory to the Stock Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

      (h) the Stock Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in the absence of bad faith or negligence by it;

      (i) the Stock Purchase Contract Agent shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Stock Purchase Contract Agent has actual knowledge thereof or unless written notice of any event that is in fact such a default is received

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

by the Stock Purchase Contract Agent at the Corporate Trust Office of the Stock Purchase Contract Agent, and such notice references the Common Equity Units and this Agreement;

      (j) the Stock Purchase Contract Agent may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

      (k) the rights, privileges, protections, immunities and benefits given to the Stock Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Stock Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

      (l) the Stock Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly set forth herein; and

      (m) In each case that the Stock Purchase Contract Agent may or is required hereunder or under the Pledge Agreement or the Remarketing Agreement to take any action, including without limitation to make any determination or judgment, to give consents, to exercise rights, powers or remedies, or otherwise to act hereunder or thereunder, the Stock Purchase Contract Agent may seek direction from the Holders of at least a majority in number of the Outstanding Common Equity Units. The Stock Purchase Contract Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction from the Holders of at least a majority in number of the Outstanding Common Equity Units. If the Stock Purchase Contract Agent shall request direction from the Holders of at least a majority in number of the Outstanding Common Equity Units with respect to any action, the Stock Purchase Contract Agent shall be entitled to refrain from such action unless and until such the Stock Purchase Contract Agent shall have received direction from the Holders of at least a majority in number of the Outstanding Common Equity Units, and the Stock Purchase Contract Agent shall not incur liability to any Person by reason of so refraining.

      Section 7.04 Not Responsible for Recitals or Issuance of Common Equity Units.

      The recitals contained herein, in the Pledge Agreement, the Remarketing Agreement and in the Certificates shall be taken as the statements of the Company, and the Stock Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Stock Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Common Equity Units, or of the Pledge Agreement or the Pledge or the Collateral and shall have no responsibility for perfecting or maintaining the perfection of any security interest in the Collateral. The Stock Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Stock Purchase Contracts.

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

      The Stock Purchase Contract Agent shall only be responsible for transferring money, securities or other property in accordance with the terms herein to the extent that such money, securities or other property are actually received by the Stock Purchase Contract Agent.

      Section 7.05 May Hold Common Equity Units.

      Any Security Registrar or any other agent of the Company, or the Stock Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Common Equity Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Stock Purchase Contract Agent. The Company may become the owner or pledgee of Common Equity Units.

      Section 7.06 Money Held in Custody.

      Money held by the Stock Purchase Contract Agent in custody hereunder need not be segregated from the Stock Purchase Contract Agent's other funds except to the extent required by law or provided herein. The Stock Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Company.

      Section 7.07 Compensation and Reimbursement.

      The Company agrees:

      (a) to pay to the Stock Purchase Contract Agent compensation for all services rendered by it hereunder, under the Pledge Agreement and under the Remarketing Agreement as the Company and the Stock Purchase Contract Agent shall from time to time agree in writing;

      (b) except as otherwise expressly provided for herein, to reimburse the Stock Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Stock Purchase Contract Agent in accordance with any provision of this Agreement, the Pledge Agreement and the Remarketing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in connection with the negotiation, preparation, execution and delivery and performance of this Agreement, the Pledge Agreement and the Remarketing Agreement and any modification, supplement or waiver of any of the terms thereof, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

      (c) to indemnify the Stock Purchase Contract Agent and any predecessor Stock Purchase Contract Agent (and each of its directors, officers, agents and employees (collectively, the "Indemnitees") for, and to hold it harmless against, any loss, claim, damage, fine, penalty, liability or expense (including reasonable fees and expenses of counsel) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and under the Pledge Agreement and the Remarketing Agreement, including the Indemnitees' reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of the Stock Purchase Contract Agent's powers or duties hereunder or thereunder.

      The provisions of this Section shall survive the resignation or removal of the Stock Purchase Contract Agent and the termination of this Agreement.

      Section 7.08 Corporate Stock Purchase Contract Agent Required,
Eligibility.

      There shall at all times be a Stock Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a Person in the Borough of Manhattan, New York City, qualified and eligible under this Article VII and willing to act on reasonable terms. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Stock Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.

      Section 7.09 Resignation and Removal; Appointment of Successor.

      (a) No resignation or removal of the Stock Purchase Contract Agent and no appointment of a successor Stock Purchase Contract Agent pursuant to this
Article VII shall become effective until the acceptance of appointment by the successor Stock Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.

      (b) The Stock Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 30 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Stock Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Stock Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Stock Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Stock Purchase Contract Agent.

      (c) The Stock Purchase Contract Agent may be removed at any time by Act of the Holders of at least a majority in number of the Outstanding Common Equity Units delivered to the Stock Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Stock Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Stock Purchase Contract Agent within 30 days after such Act, the Stock Purchase Contract Agent being removed may petition any court of competent jurisdiction for the appointment at the expense of the Company of a successor Stock Purchase Contract Agent.

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

      (d) If at any time:

            (i) the Stock Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Stock Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Common Equity Unit for at least six months;

            (ii) the Stock Purchase Contract Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder; or

            (iii) the Stock Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Stock Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Stock Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Stock Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a Common Equity Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Stock Purchase Contract Agent and the appointment of a successor Stock Purchase Contract Agent.

      (e) If the Stock Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Stock Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Stock Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Stock Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Common Equity Unit for at least six months, on behalf of itself and all others similarly situated, or the Stock Purchase Contract Agent may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Stock Purchase Contract Agent.

      (f) The Company shall give, or shall cause such successor Stock Purchase Contract Agent to give, notice of each resignation and each removal of the Stock Purchase Contract Agent and each appointment of a successor Stock Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Security Register. Each notice shall include the name of the successor Stock Purchase Contract Agent and the address of its Corporate Trust Office.

      Section 7.10 Acceptance of Appointment by Successor.

      (a) In case of the appointment hereunder of a successor Stock Purchase Contract Agent, every such successor Stock Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Stock Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring

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

Stock Purchase Contract Agent shall become effective and such successor Stock Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Stock Purchase Contract Agent; but, on the request of the Company or the successor Stock Purchase Contract Agent, such retiring Stock Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Stock Purchase Contract Agent all the rights, powers and trusts of the retiring Stock Purchase Contract Agent and duly assign, transfer and deliver to such successor Stock Purchase Contract Agent all property and money held by such retiring Stock Purchase Contract Agent hereunder.

      (b) Upon request of any such successor Stock Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Stock Purchase Contract Agent all such rights, powers and agencies referred to in subsection (a) of this Section.

      (c) No successor Stock Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Stock Purchase Contract Agent shall be qualified and eligible under this Article VII.

      (d) No successor Stock Purchase Contract Agent shall at the same time act as the Collateral Agent, the Custodial Agent or the Securities Intermediary and the Company shall not act as the Stock Purchase Contract Agent.

      Section 7.11 Merger, Conversion, Consolidation or Succession to Business.

      Any Person into which the Stock Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Stock Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Stock Purchase Contract Agent, shall be the successor of the Stock Purchase Contract Agent hereunder, provided that such Person shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Stock Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Stock Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Stock Purchase Contract Agent had itself authenticated and executed such Common Equity Units.

      Section 7.12 Preservation of Information; Communications to Holders.

      (a) The Stock Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Stock Purchase Contract Agent in its capacity as Security Registrar.

      (b) If three or more Holders (herein referred to as "Applicants") apply in writing to the Stock Purchase Contract Agent, and furnish to the Stock Purchase Contract Agent reasonable proof that each such applicant has owned a Common Equity Unit for a period of at least six

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

months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Common Equity Units and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Stock Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Stock Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

      Section 7.13 No Obligations of Stock Purchase Contract Agent.

      Except to the extent otherwise expressly provided in this Agreement, the Stock Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement, the Remarketing Agreement or any Stock Purchase Contract in respect of the obligations of the Holder of any Common Equity Units thereunder. The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Stock Purchase Contract Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Stock Purchase Contract Agent shall have no obligation to perform such Stock Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Stock Purchase Contract Agent or its officers, directors, employees or agents be liable under this Agreement, the Pledge Agreement or the Remarketing Agreement to any third party for indirect, incidental, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Stock Purchase Contract Agent and regardless of the form of action.

      Section 7.14 Tax Compliance.

      (a) The Stock Purchase Contract Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to
(i) any payments made with respect to the Common Equity Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Common Equity Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

      (b) The Stock Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a) hereof.

      (c) The Stock Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on

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

written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

                                  ARTICLE VIII

                             SUPPLEMENTAL AGREEMENTS

      Section 8.01 Supplemental Agreements Without Consent of Holders.

      Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Stock Purchase Contract Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Stock Purchase Contract Agent, to:

      (a) evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;

      (b) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

      (c) evidence and provide for the acceptance of appointment hereunder by a successor Stock Purchase Contract Agent;

      (d) make provision with respect to the rights of Holders pursuant to the requirements of Section 5.04(b);

      (e) cure any ambiguity (or formal defect) or correct or supplement any provisions herein which may be inconsistent with any other provisions herein; or

      (f) make any other provisions with respect to such matters or questions arising under this Agreement, provided that such action shall not adversely affect the interests of the Holders in any material respect.

      Section 8.02 Supplemental Agreements with Consent of Holders.

      With the consent of the Holders of not less than a majority in number of the Outstanding Common Equity Units voting together as one class, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of said Holders delivered to the Company and the Stock Purchase Contract Agent, the Company, when duly authorized, and the Stock Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Stock Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Common Equity Units; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each Outstanding Common Equity Unit affected thereby,

      (a) change any Payment Date;

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

      (b) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under the Stock Purchase Contract, impair the right of the Holder of any Common Equity Unit to receive distributions on the related Collateral or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

      (c) reduce any Contract Payments or change any place where, or the coin or currency in which, any Contract Payment is payable;

      (d) impair the right to institute suit for the enforcement of any Stock Purchase Contract or any Contract Payments;

      (e) reduce the number of shares of Common Stock or the amount of any other property to be purchased pursuant to any Stock Purchase Contract, increase the price to purchase shares of Common Stock or any other property upon settlement of any Stock Purchase Contract or change the Stock Purchase Date or the right to Early Settlement or Cash Merger Early Settlement or otherwise adversely affect the Holder's rights under the Stock Purchase Contract; or

      (f) reduce the percentage of the Outstanding Common Equity Units the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement, the Stock Purchase Contracts or the Pledge Agreement;

provided that if any amendment or proposal referred to above would adversely affect only the Normal Common Equity Units or the Stripped Common Equity Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the unanimous consent of the Holders of each outstanding Common Equity Unit of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (a) through (f) above.

      It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

      Section 8.03 Execution of Supplemental Agreements.

      In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article VIII or the modifications thereby of the agencies created by this Agreement, the Stock Purchase Contract Agent shall be provided, and (subject to Section 7.01) shall be fully authorized and protected in relying upon, an Officers' Certificate and an Opinion of Counsel each stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Stock Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Stock Purchase Contract Agent's own rights, duties or immunities under this Agreement or otherwise.

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

      Section 8.04 Effect of Supplemental Agreements.

      Upon the execution of any supplemental agreement under this Article VIII, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

      Section 8.05 Reference to Supplemental Agreements.

      Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this
Article VIII may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Stock Purchase Contract Agent in exchange for outstanding Certificates.

                                   ARTICLE IX

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

      Section 9.01 Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions.

      The Company covenants that it will not consolidate with, convert into, or merge with and into, any other corporation or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person, unless:

      (a) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Stock Purchase Contracts, this Agreement, the Pledge Agreement, the Trust Agreements, and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Stock Purchase Contract Agent and the Collateral Agent, executed and delivered to the Stock Purchase Contract Agent and the Collateral Agent by such corporation; and

      (b) the Company or such successor corporation, as the case may be, shall not, immediately after such consolidation, conversion, merger, sale, assignment, transfer, lease or conveyance, be in default of payment obligations under the Stock Purchase Contracts, this Agreement, the Pledge Agreement, either Trust Agreement, or the Remarketing Agreement or in material default in the performance of any other covenants under any of the foregoing agreements.

      Section 9.02 Rights and Duties of Successor Corporation.

      In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.01, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Certificates evidencing Common Equity Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Stock Purchase Contract Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Stock Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Stock Purchase Contract Agent for authentication and execution, and any Certificate evidencing Common Equity Units which such successor corporation thereafter shall cause to be signed and delivered to the Stock Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

      In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Common Equity Units thereafter to be issued as may be appropriate.

      Section 9.03 Officers' Certificate and Opinion of Counsel Given to Stock Purchase Contract Agent.

      The Stock Purchase Contract Agent, subject to Section 7.01 and Section 7.03, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article IX and that all conditions precedent to the consummation of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance have been met.

                                    ARTICLE X

                                    COVENANTS

      Section 10.01 Performance Under Stock Purchase Contracts.

      The Company covenants and agrees for the benefit of the Holders from time to time of the Common Equity Units that it will duly and punctually perform its obligations under the Stock Purchase Contracts in accordance with the terms of the Stock Purchase Contracts and this Agreement.

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

      Section 10.02 Maintenance of Office or Agency.

      The Company will maintain in the Borough of Manhattan, New York City an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Stock Purchase Contracts either the Stock Purchase Date or upon Early Settlement or Cash Merger Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or recreation of Normal Common Equity Units and where notices and demands to or upon the Company in respect of the Common Equity Units and this Agreement may be served. The Company will give prompt written notice to the Stock Purchase Contract Agent of the location, and any change in the location, of such office or agency. The Company initially designates the Corporate Trust Office of the Stock Purchase Contract Agent as such office of the Company. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Stock Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Stock Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

      The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes. The Company will give prompt written notice to the Stock Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Common Equity Units the Corporate Trust Office and appoints the Stock Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

      Section 10.03 Company to Reserve Common Stock.

      The Company shall at all times prior to the Subsequent Stock Purchase Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock then issuable against tender of payment in respect of all Stock Purchase Contracts constituting a part of the Common Equity Units evidenced by Outstanding Certificates.

      Section 10.04 Covenants as to Common Stock.

      The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Stock Purchase Contract constituting a part of the Outstanding Common Equity Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

      Section 10.05 Statements of Officers of the Company as to Default.

      The Company will deliver to the Stock Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which the Company have knowledge.

      Section 10.06 ERISA.

      Each Holder from time to time of the Common Equity Units that is a Plan or who used assets of a Plan to purchase Common Equity Units hereby represents that either (i) no portion of the assets used by such Holder to acquire the Normal Common Equity Units constitutes assets of the Plan or (ii) the purchase or holding of the Normal Common Equity Units by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or similar violation under any applicable laws.

      Section 10.07 Tax Treatment.

      (a) The Company covenants and agrees, for United States federal, state and local income and franchise tax purposes, to (i) treat a Holder's acquisition of the Normal Common Equity Units as the acquisition of the Trust Preferred Securities and Stock Purchase Contract constituting the Normal Common Equity Units and (ii) treat each Holder as the owner of the applicable interest in the Collateral Account, including the Trust Preferred Securities or the Treasury Securities.

      (b) Each Holder of Common Equity Units shall be deemed to have agreed, by acceptance of Common Equity Units, and each Beneficial Owner shall be deemed to have agreed, by acceptance of a beneficial interest in Common Equity Units, to treat for all United States federal income tax purposes (i) MetLife Capital Trust II and MetLife Capital Trust III as grantor trusts, (ii) itself as the owner of the Stock Purchase Contracts and the related ownership interest in the Trust Preferred Securities or Treasury Securities, as applicable, pledged under the Pledge Agreement, (iii) the Debentures as indebtedness of the Company, and
(iv) the fair market value of each undivided beneficial interest in each ownership interest in the Trust Preferred Securities included in each Normal Common Equity Unit as $12.50 and the fair market value of each Stock Purchase Contract as $0.

                        SIGNATURES ON THE FOLLOWING PAGE

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          METLIFE, INC.

                                          By:
                                              ______________________________
                                              Name:
                                              Title:

                                          J.P.MORGAN TRUST COMPANY,
                                              NATIONAL ASSOCIATION
                                              as Stock Purchase Contract Agent

                                          By:
                                              ______________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT A

             (FORM OF FACE OF NORMAL COMMON EQUITY UNIT CERTIFICATE)

      {For inclusion in Global Certificates only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE STOCK PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE STOCK PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.}

No. _________                                         CUSIP No.
Number of Normal Common Equity Units: ___________________

                                  METLIFE, INC.
                           Normal Common Equity Units

      This Normal Common Equity Unit Certificate certifies that {Cede & Co.} is the registered Holder of the number of Normal Common Equity Units set forth above {for inclusion in Global Certificates only - or such other number of Normal Common Equity Units reflected in the Schedule of Increases or Decreases in the Global Certificate attached hereto}. Each Normal Common Equity Unit consists of (i) prior to the Initial Stock Purchase Date a 1/80 beneficial ownership interest of the Holder in one series A trust preferred security (the "series A trust preferred securities") of MetLife Capital Trust II, a Delaware statutory trust, subject to the Pledge of such interest in the series A trust preferred security by such Holder pursuant to the Pledge Agreement, (ii) a 1/80 beneficial ownership interest of the Holder in one series B trust preferred security (the "series B trust preferred security") of MetLife Capital Trust III, a Delaware statutory trust, subject to the Pledge of such interest in the series B trust preferred securities by such Holder pursuant to the Pledge Agreement, and (iii) one Stock Purchase Contract with MetLife, Inc. (the "Company"). All capitalized terms used herein which are defined in the Stock Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

      Pursuant to the Pledge Agreement, the Trust Preferred Securities, constituting part of each Normal Common Equity Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Stock Purchase Contract comprising part of such Normal Common Equity Units.

      The Pledge Agreement provides that all distributions on any Pledged Trust Preferred Securities constituting part of the Normal Common Equity Units received by the Securities Intermediary shall be paid by wire transfer in same day funds (i) in the case of (A) distributions on Pledged Trust Preferred Securities to the Stock Purchase Contract Agent to the account designated by the Stock Purchase Contract Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary (provided that in the event such payment is received by the Securities Intermediary on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments with respect to the liquidation amount of the Pledged Trust Preferred Securities, to the Company on the Stock Purchase Date (as described herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Normal Common Equity Units of which such Pledged Trust Preferred Securities are a part under the Stock Purchase Contracts forming a part of such Normal Common Equity Units. Distributions on the Trust Preferred Securities forming part of a Normal Common Equity Unit evidenced hereby, which are payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, commencing August 15, 2005 (a "Payment Date"), shall, subject to receipt thereof by the Stock Purchase Contract Agent from the Securities Intermediary, be paid to the Person in whose name this Normal Common Equity Unit Certificate (or a Predecessor Normal Common Equity Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.

      Each Stock Purchase Contract evidenced hereby obligates the Holder of this Normal Common Equity Unit Certificate to purchase, and the Company to sell, on each of the Initial Stock Purchase Date and on the Subsequent Stock Purchase Date, at a price equal to $12.50 (the "Purchase Price"), a number of newly issued or treasury shares of common stock, par value $0.01 per share ("Common Stock"), of the Company, per Normal Common Equity equal to the applicable Settlement Rate, unless on or prior to the applicable Stock Purchase Date there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Stock Purchase Contract, all as provided in the Stock Purchase Contract Agreement and more fully described on the reverse hereof. The Purchase Price for the shares of Common Stock purchased pursuant to each Stock Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the applicable Stock Purchase Date by application of payment received in respect of the liquidation amount with respect to any Pledged Trust Preferred Securities pursuant to the Remarketing pledged to secure the obligations under such Stock Purchase Contract of the Holder of the Normal Common Equity Units of which such Stock Purchase Contract is a part.

      Each Stock Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local income and franchise tax purposes, to treat (i) itself as the owner of the Stock Purchase Contracts and the related ownership interest in the Trust Preferred Securities pledged under the Pledge Agreement, (ii) the Debentures as indebtedness of the Company, (iii) MetLife Capital Trust II and MetLife Capital Trust III as grantor trusts and
(iv) the fair market value of each undivided beneficial interest in the Series A Trust Preferred Securities as $12.50, the fair market value of each ownership interest in the Series B Trust Preferred Securities as $12.50 and the fair market value of the Stock Purchase Contract as $0.

      The Company shall pay, on each Payment Date, in respect of each Stock Purchase Contract forming part of a Normal Common Equity Unit evidenced hereby, an amount (the "Contract Payments") equal to (1) from and including the issue date to but excluding the Initial Stock Purchase Date, at an annual rate of 1.510% of the Stated Amount and (2) from and including the initial stock purchase date to but excluding the Subsequent Stock Purchase Date, at an annual rate of 1.465% of the remaining Stated Amount, subject to its rights provided for in the Stock Purchase Contract Agreement to defer Contract Payments. Such Contract Payments shall be payable to the Person in whose name this Normal Common Equity Unit Certificate is registered at the close of business on the Record Date for such Payment Date.

      Distributions on the Trust Preferred Securities and the Contract Payments will be payable at the office of the Stock Purchase Contract Agent in New York City. If the book-entry system for the Normal Common Equity Units has been terminated, the Contract Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Stock Purchase Contract Agent.

      Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Stock Purchase Contract Agent by manual signature, this Normal Common Equity Unit Certificate shall not be entitled to any benefit under the Pledge Agreement or the Stock Purchase Contract Agreement or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

                                       METLIFE, INC.

                                       By: __________________________________
                                           Name:
                                           Title:

                                       HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Stock Purchase Contracts)

                                       J.P. MORGAN TRUST COMPANY, NATIONAL
                                       ASSOCIATION, as attorney-in-fact of such
                                       Holder as Stock Purchase Contract Agent

                                       By: __________________________________
                                           Name:
                                           Title:

Date: _________________________

                          CERTIFICATE OF AUTHENTICATION
                        OF STOCK PURCHASE CONTRACT AGENT

      This is one of the Normal Common Equity Unit Certificates referred to in the within mentioned Stock Purchase Contract Agreement.

                                       By: J.P. MORGAN TRUST COMPANY, NATIONAL
                                           ASSOCIATION,

                                           as Stock Purchase Contract Agent

                                       By: _____________________________________
                                       Name:
                                       Title:

Date: ___________________________

           (FORM OF REVERSE OF NORMAL COMMON EQUITY UNIT CERTIFICATE)

      Each Stock Purchase Contract evidenced hereby is governed by a Stock Purchase Contract Agreement, dated as of June 21, 2005 (as may be supplemented from time to time, the "STOCK PURCHASE CONTRACT AGREEMENT"), between the Company and J.P. Morgan Trust Company, National Association, as Stock Purchase Contract Agent (including its successors hereunder, the "STOCK PURCHASE CONTRACT AGENT"), to which Stock Purchase Contract Agreement and supplemental agreements thereto reference, is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Stock Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Normal Common Equity Unit Certificates are, and are to be, executed and delivered.

      Each Stock Purchase Contract evidenced hereby obligates the Holder of this Normal Common Equity Unit Certificate to purchase, and the Company to sell, on each of the Initial Stock Purchase Date and on the Subsequent Stock Purchase Date at a price equal to $12.50 (the "PURCHASE PRICE"), a number of shares of newly issued or treasury shares of Common Stock per Common Equity Unit equal to the applicable Settlement Rate, unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Common Equity Units of which such Stock Purchase Contract is a part shall have occurred. The "SETTLEMENT RATE" is equal to the sum of the Daily Amounts. The "DAILY AMOUNT" for each Trading Day during the 20 consecutive Trading Days beginning on July 9, 2008 for the Initial Stock Purchase Date or the 20 consecutive Trading Days beginning on January 7, 2009 for the Subsequent Stock Purchase Date (each, a "DETERMINATION DATE") equals:

            (1) for each Determination Date on which the Closing Price for the Common Stock is less than or equal to $43.35 (the "REFERENCE PRICE"), a fraction of one share of Common Stock per Common Equity Unit equal to

                  1/20 times $12.50 divided by Reference Price,

            (2) for each Determination Date on which the Closing Price for the Common Stock is greater than the Reference Price but less than $53.10 (the "THRESHOLD APPRECIATION PRICE"), a fraction of one share of Common Stock per Common Equity Unit equal to

               1/20 times $12.50 divided by the Closing Price, and

            (3) for each Determination Date on which the Closing Price for the Common Stock is greater than or equal to the Threshold Appreciation Price, a fraction of one share of Common Stock per Common Equity Unit equal to

           1/20 times $12.50 divided by Threshold Appreciation Price,

in each case subject to adjustment as provided in the Stock Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

      No fractional shares of Common Stock will be issued upon settlement of Stock Purchase Contracts, as provided in Section 5.08 of the Stock Purchase Contract Agreement.

      Each Stock Purchase Contract evidenced hereby, which is settled through Early Settlement or Cash Merger Early Settlement, shall obligate the Holder of the related Normal Common Equity Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued or treasury shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

      The "CLOSING PRICE" per share of Common Stock on any date of determination means:

            (1) the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on that date;

            (2) if Common Stock is not listed for trading on the NYSE on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange on which Common Stock is so listed;

            (3) if Common Stock is not so listed on a United States national or regional securities exchange, the last closing sale price per share as reported by the Nasdaq Stock Market.;

            (4) if Common Stock is not so reported by the Nasdaq Stock Market, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the PinkSheets LLC (formerly known as) National Quotation Bureau) or similar organization; or

            (5) if the bid price referred to above is not available, the market value of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained by the Company for purposes of determining the Closing Price.

      A "TRADING DAY" means a day on which the Relevant Exchange is scheduled to be open for business and a day on which there has not occurred or does not exist a Market Disruption Event as provided by Section 5.01(a) of the Stock Purchase Contract Agreement.

      In accordance with the terms of the Stock Purchase Contract Agreement, the Holder of this Normal Common Equity Unit Certificate may pay the Purchase Price for the shares of Common Stock purchased pursuant to each Stock Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or, if applicable, a Cash Merger Early Settlement or from the proceeds of or a Remarketing of the related Pledged Trust Preferred Securities. A Holder of Normal Common Equity Units who (1) does not, on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the applicable Stock Purchase Date, notify the Stock Purchase Contract Agent of its intention to effect a Cash

Settlement, or who does so notify the Stock Purchase Contract Agent but fails to make an effective Cash Settlement on or prior to 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Stock Purchase Date, or (2) on or prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the applicable Stock Purchase Date, does not make an effective Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be delivered under the related Stock Purchase Contract from the proceeds of the sale of the related Pledged Trust Preferred Securities held by the Collateral Agent in the Remarketing unless the Holder has previously made a Cash Merger Early Settlement. Such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement on the applicable Remarketing Date.

      Upon the occurrence of a Failed Remarketing with respect to the Third Remarketing Settlement Date for the Series A Trust Preferred Securities or a Failed Remarketing with respect to the Third Remarketing Settlement Date for the Series B Trust Preferred Securities, the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to the Pledged Trust Preferred Securities underlying the Normal Common Equity Units, and may, among other things, (A) retain such Trust Preferred Securities in full satisfaction of the Holders' obligations under the Stock Purchase Contracts or
(B) sell such Trust Preferred Securities in one or more public or private sales or otherwise. In the event of a Failed Remarketing with respect to the Third Remarketing Settlement Date for the Series A Trust Preferred Securities or a Failed Remarketing with respect to the Third Remarketing Settlement Date for the Series B Trust Preferred Securities, the Company will issue a note, payable on August 15, 2010 and bearing interest at the rate of 4.91%, in the amount of any accrued and unpaid distributions on such Pledged Trust Preferred Securities as of February 15, 2009 or February 15, 2010, respectively, to the Stock Purchase Contract Agent for delivery to the Holders of the related Trust Preferred Securities.

      The Company shall not be obligated to issue any shares of Common Stock in respect of a Stock Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Stock Purchase Contract Agreement.

      Under the terms of the Pledge Agreement and the Stock Purchase Contract Agreement, the Stock Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Trust Preferred Securities, but only to the extent instructed in writing by the Holders. Upon receipt of notice of any meeting at which holders of Trust Preferred Securities are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Trust Preferred Securities, the Stock Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Normal Common Equity Units Holders a notice:

            (1) containing such information as is contained in the notice or solicitation;

            (2) stating that each Holder on the record date set by the Stock Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Trust Preferred Securities, as the case may be, entitled to vote) shall be entitled to instruct the Stock Purchase Contract Agent as to the exercise of the voting rights pertaining to the Trust Preferred Securities underlying such Holder's Normal Common Equity Units; and

            (3) stating the manner in which such instructions may be given.

      Upon the written request of the Normal Common Equity Units Holders on such record date received by the Stock Purchase Contract Agent at least six days prior to such meeting, the Stock Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum aggregate liquidation amount of Trust Preferred Securities, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal Common Equity Unit, the Stock Purchase Contract Agent shall abstain from voting the Trust Preferred Securities evidenced by such Normal Common Equity Units. The Company hereby agrees, if applicable, to solicit Holders of Normal Common Equity Units to timely instruct the Stock Purchase Contract Agent in order to enable the Stock Purchase Contract Agent to vote the Trust Preferred Securities. The Holders of Normal Common Equity Units shall have no voting or other rights in respect of Common Stock.

      Upon the occurrence of a Successful Remarketing, the Collateral Agent shall, in accordance with the Pledge Agreement, cause the Securities Intermediary to transfer the Pledged Trust Preferred Securities upon confirmation of deposit by the Remarketing Agent of the proceeds of such Successful Remarketing in the Collateral Account. The Remarketing Agent will deduct a remarketing fee in accordance with the terms of the Remarketing Agreement. With respect to Pledged Trust Preferred Securities upon a Successful Remarketing, any proceeds of the Remarketing in excess of the aggregate Purchase Price applicable to the related Normal Common Equity Units plus the portion of the Remarketing Fee attributable to such Pledged Trust Preferred Securities will be remitted to the Stock Purchase Contract Agent for payment to the Holders of the related Normal Common Equity Units.

      The Normal Common Equity Unit Certificates are issuable only in registered form and only in denominations of a single Normal Common Equity Unit and any integral multiple thereof. The transfer of any Normal Common Equity Unit Certificate will be registered and Normal Common Equity Unit Certificates may be exchanged as provided in the Stock Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Stock Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Stock Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute a Treasury Security for a Trust Preferred Security, thereby creating Stripped Common Equity Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Stock Purchase Contract Agreement, for so long as the Stock Purchase Contract underlying a Normal Common Equity Unit remains in effect, such Normal Common Equity Units shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Common Equity Units in respect of the Trust Preferred Securities and Stock Purchase Contract constituting such Normal Common Equity Units may be transferred and exchanged only as a Normal Common Equity Unit.

      Subject to the conditions set forth in the Stock Purchase Contract Agreement, a Holder may, at any time on or prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding any Remarketing Settlement Date, effect a Collateral Substitution and separate the Pledged Trust Preferred Securities from the related Stock Purchase Contracts in respect of all or a portion of such Holder's Normal Common Equity Units by substituting for such Pledged Trust Preferred Securities, Treasury Securities or portions thereof in an aggregate liquidation amount at maturity equal to the aggregate liquidation amount of such Pledged Trust Preferred Securities; provided that Holders may make Collateral Substitutions only in integral multiples of 80 Normal Common Equity Units.

      The Company shall pay, on each Payment Date, the Contract Payments payable in respect of each Stock Purchase Contract to the Person in whose name the Normal Common Equity Unit Certificate evidencing such Stock Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Payments will be payable at the office of the Stock Purchase Contract Agent in New York City. If the book-entry system for the Normal Common Equity Units has been terminated, the Contract Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Stock Purchase Contract Agent.

      The Company shall have the right, at any time prior to the February 15, 2010, to defer the payment of any or all of the Contract Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Stock Purchase Contract Agent written notice of its election to defer each such deferred Contract Payment pursuant to Section 5.11 of the Stock Purchase Contract Agreement. Any Contract Payments so deferred shall, to the extent permitted by law, accrue additional Contract Payments thereon at the rate of 6.375% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Payments, if any, together with the additional Contract Payments, if any, accrued thereon, being referred to herein as the "Deferred Contract Payments"). Deferred Contract Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Section 5.11 of the Stock Purchase Contract Agreement. No Contract Payments may be deferred to a date that is after the Stock Purchase Date and no such deferral period may end other than on a Payment Date. If the Stock Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder's right to receive Contract Payments, if any, and any Deferred Contract Payments, will terminate.

      The Stock Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Stock Purchase Contract Agent or the Company, if, on or prior to either Stock Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Stock Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Trust Preferred Securities from the Pledge in accordance with the provisions of the Pledge Agreement. A Normal Common Equity Unit shall thereafter represent the right to receive the Trust Preferred Securities forming a part of such Normal Common Equity Units in accordance with the terms of, and except as set forth in, the Stock Purchase Contract Agreement and the Pledge Agreement.

      Subject to and upon compliance with the provisions of the Stock Purchase Contract Agreement, at the option of the Holder thereof, Stock Purchase Contracts underlying Common Equity Units may be settled early ("EARLY SETTLEMENT") at any time on or prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the Subsequent Stock Purchase Date as provided in the Stock Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Stock Purchase Contract evidenced by this Certificate, the Holder of this Normal Common Equity Unit Certificate shall deliver to the Stock Purchase Contract Agent at the Corporate Trust Office prior to the time specified in the Stock Purchase Contract Agreement an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "EARLY SETTLEMENT AMOUNT") equal to the sum of:

            (i) the product of (A) the Stated Amount times (B) the number of Stock Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

            (ii) if such delivery is made with respect to any Stock Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Payments payable on such Payment Date with respect to such Stock Purchase Contracts.

      Upon Early Settlement of Stock Purchase Contracts by a Holder of the related Common Equity Units, the Pledged Trust Preferred Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of newly issued or treasury shares of Common Stock adjusted in the same manner and at the same time as the Settlement Rate is adjusted (the "EARLY SETTLEMENT RATE").

      Upon the occurrence of a Cash Merger, a Holder of Normal Common Equity Units may effect Cash Merger Early Settlement of the Stock Purchase Contract underlying such Normal Common Equity Units pursuant to the terms of Section 5.04(b)(ii) of the Stock Purchase Contract Agreement. Upon Cash Merger Early Settlement of Stock Purchase Contracts by a Holder of the related Normal Common Equity Units, the Pledged Trust Preferred Securities underlying such Normal Common Equity Units shall be released from the Pledge as provided in the Pledge Agreement.

      Upon registration of transfer of this Normal Common Equity Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Stock Purchase Contract Agent pursuant to the Stock Purchase Contract Agreement), under the terms of the Stock Purchase Contract Agreement and the Stock Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Stock Purchase Contracts evidenced by this Normal Common Equity Unit Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

      The Holder of this Normal Common Equity Unit Certificate, by its acceptance hereof, irrevocably authorizes the Stock Purchase Contract Agent to enter into and perform the related Stock Purchase Contracts forming part of the Normal Common Equity Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Stock Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Stock Purchase Contracts, consents to the provisions of the Stock Purchase Contract Agreement, irrevocably authorizes the Stock Purchase Contract Agent to enter into and perform the Stock Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to, and agrees to be bound by, the Pledge of such Holder's right, title and interest in and to the Collateral Account, including the Trust Preferred Securities underlying this Normal Common Equity Unit Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Stock Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments with respect to the aggregate liquidation amount of the Pledged Trust Preferred Securities on the applicable Stock Purchase Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Stock Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

      Subject to certain exceptions, the provisions of the Stock Purchase Contract Agreement may be amended with the consent of the Holders of a majority in number of the outstanding Common Equity Units.

      The Stock Purchase Contracts and Common Equity Units shall be governed by, and construed in accordance with, the laws of the State of New York.

      Prior to due presentment of this Certificate for registration of transfer, the Company, the Stock Purchase Contract Agent and its Affiliates and any agent of the Company or the Stock Purchase Contract Agent may treat the Person in whose name this Normal Common Equity Unit Certificate is registered as the owner of the Normal Common Equity Units evidenced hereby for the purpose of receiving distributions payable on the Trust Preferred Securities, receiving payments of Contract Payments (subject to any applicable record date), performance of the Stock Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Stock Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

      The Stock Purchase Contracts shall not entitle the Holder to any of the rights of a holder of shares of Common Stock.

      A copy of the Stock Purchase Contract Agreement is available for inspection at the Corporate Trust Office.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:            as tenants in common

UNIF GIFT MIN ACT:  ______________ Custodian _____________ (cust)(minor)
                    Under Uniform Gifts to Minors Act of  __________________

TENANT:             as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

      Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
                 (Please insert Social Security or Taxpayer I.D.
                    or other Identifying Number of Assignee)

________________________________________________________________________________
________________________________________________________________________________
  (Please print or type name and address including Postal Zip code of Assignee)
________________________________________________________________________________

the within Normal Common Equity Unit Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney __________________, to transfer said Normal Common Equity Unit Certificates on the books of the Security Registrar, with full power of substitution in the premises.

      Dated:                            Signature ______________________________

                                        NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Normal Common Equity Unit Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee: ___________________________________________________________

                             SETTLEMENT INSTRUCTIONS

      The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the {Initial} {Subsequent} Stock Purchase Date of the Stock Purchase Contracts underlying the number of Normal Common Equity Units evidenced by this Normal Common Equity Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

                                          ______________________________________
  Dated:                                  Signature

                                          Signature Guarantee: _________________
                                          (if assigned to another person)

If shares are to be registered in the     REGISTERED HOLDER
name of and delivered to a Person other
than the Holder, please (i) print such    Please print name and address of
Person's name and address and (ii)        Registered Holder:
provide a guarantee of your signature:

______________________________________    ______________________________________
 Name                                      Name

______________________________________    ______________________________________
 Address                                   Address

______________________________________    ______________________________________
______________________________________    ______________________________________
______________________________________
Social Security or other Taxpayer
Identification Number, if any

              ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

      The undersigned Holder of this Normal Common Equity Unit Certificate hereby irrevocably exercises the option to effect {Early Settlement} {Cash Merger Early Settlement following a Cash Merger} in accordance with the terms of the Stock Purchase Contract Agreement with respect to the Stock Purchase Contracts underlying the number of Normal Common Equity Units evidenced by this Normal Common Equity Unit Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such {Early Settlement} {Cash Merger Early Settlement} be registered in the name of, and delivered, together with a check in payment for any fractional share and any Normal Common Equity Unit Certificate representing any Normal Common Equity Units evidenced hereby as to which {Early Settlement} {Cash Merger Early Settlement} of the related Stock Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Trust Preferred Securities deliverable upon such {Early Settlement} {Cash Merger Early Settlement} will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

 Dated:                                 Signature ______________________________

 Signature Guarantee: __________________________________________________________

      Number of Common Equity Units evidenced hereby as to which {Early Settlement} {Cash Merger Early Settlement} of the related Stock Purchase Contracts is being elected:

If shares of Common Stock or Normal     REGISTERED HOLDER
Common Equity Unit Certificates are
to be registered in the name of and
delivered to and Pledged Trust
Preferred Securities are to be
transferred to a Person other than
the Holder, please print such
Person's name and address:

                                        Please print name and address of
                                        Registered Holder:

___________________________________     ________________________________________
 Name                                    Name

___________________________________     ________________________________________
 Address                                 Address

 Social Security or other Taxpayer

 Identification Number, if any

      Transfer Instructions for Pledged Trust Preferred Securities transferable upon {Early Settlement} {Cash Merger Early Settlement} or a Termination Event:

                     {TO BE ATTACHED TO GLOBAL CERTIFICATES}

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

      The following increases or decreases in this Global Certificate have been made:

       Amount of increase                           Number of Normal
      in Number of Normal  Amount of decrease in   Common Equity Units
      Common Equity Units    Number of Normal       evidenced by this       Signature of
        evidenced by the    Common Equity Units    Global Certificate   authorized signatory
          Date Global        evidenced by the        following such       of Stock Purchase
Date      Certificate       Global Certificate    decrease or increase     Contract Agent


                                                                       EXHIBIT B

            (FORM OF FACE OF STRIPPED COMMON EQUITY UNIT CERTIFICATE)

      {For inclusion in Global Certificate only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE STOCK PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.}

No. _________                                            CUSIP No.
Number of Stripped Common Equity Units: ___________________

                                  METLIFE, INC.
                          Stripped Common Equity Units

      This Stripped Common Equity Unit Certificate certifies that {Cede & Co.} is the registered Holder of the number of Stripped Common Equity Units set forth above {for inclusion in Global Certificates only - or such other number of Stripped Common Equity Units reflected in the Schedule of Increases or Decreases in the Global Certificate attached hereto}. Each Stripped Common Equity Unit consists of (i) prior to the Initial Stock Purchase Date, a 1/80 undivided beneficial ownership interest of a Treasury Security that matures as of the Applicable Remarketing Settlement Date having a principal amount at maturity equal to $1,000, subject to the Pledge of such interest in the Treasury Security by such Holder pursuant to the Pledge Agreement, (ii) a 1/80 undivided beneficial ownership interest of a Treasury Security that matures as of the Applicable Remarketing Settlement Date for the Series B Trust Preferred Securities, with a principal amount at maturity of $1,000 subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and
(iii) the rights and obligations of the Holder under one Stock Purchase Contract with MetLife, Inc, a Delaware corporation (the

"COMPANY"). All capitalized terms used herein which are defined in the Stock Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

      Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Stripped Common Equity Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Stock Purchase Contract comprising part of such Stripped Common Equity Units.

      Each Stock Purchase Contract evidenced hereby obligates the Holder of this Normal Common Equity Unit Certificate to purchase, and the Company to sell, on each of the Initial Stock Purchase Date and on the Subsequent Stock Purchase Date, at a price equal to $12.50 (the "Purchase Price"), a number of newly issued or treasury shares of common stock, par value $0.01 per share ("Common Stock"), of the Company, equal to the applicable Settlement Rate, unless on or prior to the applicable Stock Purchase Date there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Stock Purchase Contract, all as provided in the Stock Purchase Contract Agreement and more fully described on the reverse hereof. The Purchase Price for the shares of Common Stock purchased pursuant to each Stock Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the applicable Stock Purchase Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations of the Holder under such Stock Purchase Contract of the Stripped Common Equity Units of which such Stock Purchase Contract is a part.

      Each Stock Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local income and franchise tax purposes, (i) to treat itself as the owner of the Stock Purchase Contracts and the related ownership interest in the Treasury Securities pledged under the Pledge Agreement, and (ii) the fair market value of each Stock Purchase Contract as $0.

      The Company shall pay, on each Payment Date, in respect of each Stock Purchase Contract forming part of a Stripped Common Equity Unit evidenced hereby, an amount (the "CONTRACT PAYMENTS") equal to (1) from and including the issue date to but excluding the Initial Stock Purchase Date, at an annual rate of 1.510% of the Stated Amount and (2) from and including the initial stock purchase date to but excluding the Subsequent Stock Purchase Date, at an annual rate of 1.465% of the remaining Stated Amount, subject to its rights provided for in the Stock Purchase Contract Agreement to defer Contract Payments. Such Contract Payments shall be payable to the Person in whose name this Stripped Common Equity Unit Certificate is registered at the close of business on the Record Date for such Payment Date.

      Contract Payments will be payable at the office of the Stock Purchase Contract Agent in New York City. If the book-entry system for the Stripped Common Equity Units has been terminated, the Contract Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Stock Purchase Contract Agent.

      Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Stock Purchase Contract Agent by manual signature, this Stripped Common Equity Unit Certificate shall not be entitled to any benefit under the Pledge Agreement or the Stock Purchase Contract Agreement or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

                                        METLIFE, INC.

                                        By: ____________________________________
                                        Name:
                                        Title:

                                        HOLDER SPECIFIED ABOVE (as to
                                        obligations of such Holder under the
                                        Stock Purchase Contracts)

                                        By: J.P. MORGAN TRUST COMPANY, NATIONAL
                                            ASSOCIATION, as attorney-in-fact of
                                            such Holder as Stock Purchase
                                            Contract Agent

                                        By: ____________________________________
                                        Name:
                                        Title:

Date: _________________________

                        CERTIFICATE OF AUTHENTICATION OF
                          STOCK PURCHASE CONTRACT AGENT

      This is one of the Stripped Common Equity Units referred to in the within-mentioned Stock Purchase Contract Agreement.

                                        J. P. Morgan Trust Company, National
                                        Association,

                                        as Stock Purchase Contract Agent

                                        By: ____________________________________
                                        Name:
                                        Title:

                                        Dated: _________________________________

          (FORM OF REVERSE OF STRIPPED COMMON EQUITY UNIT CERTIFICATE)

      Each Stock Purchase Contract evidenced hereby is governed by a Stock Purchase Contract Agreement, dated as of June 21, 2005 (as may be supplemented from time to time, the "STOCK PURCHASE CONTRACT AGREEMENT"), between the Company and J.P. Morgan Trust Company, National Association, as Stock Purchase Contract Agent (including its successors hereunder, the "STOCK PURCHASE CONTRACT AGENT"), to which Stock Purchase Contract Agreement and supplemental agreements thereto reference, is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Stock Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Stripped Common Equity Unit Certificates are, and are to be, executed and delivered.

      Each Stock Purchase Contract evidenced hereby obligates the Holder of this Normal Common Equity Unit Certificate to purchase, and the Company to sell, on each of the Initial Stock Purchase Date and on the Subsequent Stock Purchase Date at a price equal to $12.50 (the "PURCHASE PRICE"), a number newly issued or treasury shares of Common Stock per Common Equity Unit equal to the applicable Settlement Rate, unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Common Equity Units of which such Stock Purchase Contract is a part shall have occurred. The "SETTLEMENT RATE" is equal to the sum of the Daily Amounts. The "DAILY AMOUNT" for each Trading Day during the 20 consecutive Trading Days beginning on July 9, 2008 for the Initial Stock Purchase Date or the 20 consecutive Trading Days beginning on January 7, 2009 for the Subsequent Stock Purchase Date (each, a "DETERMINATION DATE") equals:

            (1) for each Determination Date on which the Closing Price for the Common Stock is less than or equal to $43.35 (the "REFERENCE PRICE), a fraction of one share of Common Stock per Common Equity Unit equal to

                1/20 times $12.50 divided by the Reference Price,

            (2) for each Determination Date on which the Closing Price for the Common Stock is greater than the Reference Price but less than $53.10(the "THRESHOLD APPRECIATION PRICE"), a fraction of one share of Common Stock per Common Equity Unit equal to

               1/20 times $12.50 divided by the Closing Price, and

            (3) for each Determination Date on which the Closing Price for the Common Stock is greater than or equal to the Threshold Appreciation Price, a fraction of one share of Common Stock per Common Equity Unit equal to

         1/20 times $12.50 divided by the Threshold Appreciation Price,

in each case subject to adjustment as provided in the Stock Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

      No fractional shares of Common Stock will be issued upon settlement of Stock Purchase Contracts, as provided in Section 5.08 of the Stock Purchase Contract Agreement.

      Each Stock Purchase Contract evidenced hereby, which is settled through Early Settlement or Cash Merger Early Settlement, shall obligate the Holder of the related Stripped Common Equity Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued or treasury shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

      The "CLOSING PRICE" per share of Common Stock on any date of determination means:

            (1) the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the "NYSE") on such date;

            (2) if Common Stock is not listed for trading on the NYSE on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange on which Common Stock is so listed;

            (3) if Common Stock is not so listed on a United States national or regional securities exchange, the last closing sale price per share as reported by the Nasdaq Stock Market;

            (4) if Common Stock is not so reported by the Nasdaq Stock Market, the last quoted bid price for the Common Stock in the over-the-counter market as reported by PinkSheets LLC (formerly known as the National Quotation Bureau) or similar organization; or

            (5) if the bid price referred to above is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained by the Company for purposes of determining the Closing Price.

      A "TRADING DAY" means a day on which the Relevant Exchange is scheduled to be open for business and a day on which there has not occurred or does not exist a Market Disruption Event as provided by Section 5.01(a) of the Stock Purchase Contract Agreement.

      In accordance with the terms of the Stock Purchase Contract Agreement, the Holder of this Stripped Common Equity Units shall pay the Purchase Price for the shares of the Common Stock purchased pursuant to each Stock Purchase Contract evidenced hereby either by effecting an Early Settlement or, if applicable, a Cash Merger Early Settlement of each such Stock Purchase Contract or by applying a principal amount of the Pledged Treasury Securities underlying such Holder's Stripped Common Equity Units equal to the Stated Amount of such Stock Purchase Contract to the purchase of the Common Stock. A Holder of Stripped Common Equity Units who (1) on or prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the Stock Purchase Date, does not make an effective Early Settlement or
(2) on or prior to 5:00 p.m. (New York City time) on the fifth Business Day prior to the Stock Purchase Date, does not make an effective Cash Merger Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Stock Purchase Contract from the proceeds of the Pledged Treasury Securities.

      The Company shall not be obligated to issue any shares of Common Stock in respect of a Stock Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Stock Purchase Contract Agreement.

      The Stripped Common Equity Unit Certificates are issuable only in registered form and only in denominations of a single Stripped Common Equity Unit and any integral multiple thereof. The transfer of any Stripped Common Equity Unit Certificate will be registered and Stripped Common Equity Unit Certificates may be exchanged as provided in the Stock Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Stock Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Stock Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Trust Preferred Securities for Treasury Securities, thereby recreating Normal Common Equity Units, shall be responsible for any fees or expenses associated therewith. Except as provided in the Stock Purchase Contract Agreement, for so long as the Stock Purchase Contract underlying a Stripped Common Equity Unit remains in effect, such Stripped Common Equity Units shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped Common Equity Units in respect of the Treasury Security and the Stock Purchase Contract constituting such Stripped Common Equity Units may be transferred and exchanged only as a Stripped Common Equity Unit.

      Subject to the conditions set forth in the Stock Purchase Contract Agreement, a Holder of Stripped Common Equity Units may recreate, at any time on or prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding any Remarketing Settlement Date, Normal Common Equity Units by delivering to the Securities Intermediary (1) prior to the Initial Stock Purchase Date, Series A Trust Preferred Securities and Series B Trust Preferred Securities and (2) and after the Initial Stock Purchase Date, Series B Trust Preferred Securities, in each case with an aggregate liquidation amount, equal to the aggregate principal amount at maturity of the corresponding Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Stock Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Holder's Common Equity Units shall be referred to as a "NORMAL COMMON EQUITY UNITS." Any such creation of Normal Common Equity Units may be effected only in multiples of 80 Stripped Common Equity Units for 80 Normal Common Equity Units.

      The Company shall pay, on each Payment Date, the Contract Payments (net of any withholding tax imposed on such payments, which shall be remitted to the appropriate taxing jurisdiction) payable in respect of each Stock Purchase Contract to the Person in whose name the Stripped Common Equity Unit Certificate evidencing such Stock Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Payments will be payable at the office of the Stock Purchase Contract Agent in New York City. If the book-entry system for the Normal Common Equity Units has been terminated, the Contract Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Stock Purchase Contract Agent.

      The Company shall have the right, at any time prior to February 15, 2010, to defer the payment of any or all of the Contract Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Stock Purchase Contract Agent written notice of its election to defer each such deferred Contract Payment pursuant to Section 5.11 of the Stock Purchase Contract Agreement. Any Contract Payments so deferred shall, to the extent permitted by law, accrue additional Contract Payments thereon at the rate of 6.375% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Payments, if any, together with the additional Contract Payments, if any, accrued thereon, being referred to herein as the "Deferred Contract Payments"). Deferred Contract Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Section 5.11 of the Stock Purchase Contract Agreement. No Contract Payments may be deferred to a date that is after the Stock Purchase Date and no such deferral period may end other than on a Payment Date. If the Stock Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder's right to receive Contract Payments, if any, and any Deferred Contract Payments, will terminate.

      The Stock Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Stock Purchase Contract Agent or the Company, if, on or prior to either Stock Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Stock Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) in accordance with the provisions of the Pledge Agreement. A Stripped Common Equity Unit shall thereafter represent the right to receive the interest in the Treasury Security forming a part of such Stripped Common Equity Units, in accordance with the terms of and except as set forth in, the Stock Purchase Contract Agreement and the Pledge Agreement.

      Subject to and upon compliance with the provisions of the Stock Purchase Contract Agreement, at the option of the Holder thereof, Stock Purchase Contracts underlying Common Equity Units may be settled early ("EARLY SETTLEMENT") as provided in the Stock Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Stock Purchase Contract evidenced by this Certificate, the Holder of this Stripped Common Equity Unit Certificate shall deliver to the Stock Purchase Contract Agent at the Corporate Trust Office an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "EARLY SETTLEMENT AMOUNT") equal to the sum of:

            (i) $25.00 times the number of Stock Purchase Contracts being settled, if settled on or prior to the fifth business day immediately preceding the Initial Stock Purchase Date, and thereafter $12.50 times the number of Stock Purchase Contracts being settled, if settled on or prior to the fifth Business Day immediately preceding the Subsequent Stock Purchase Date, plus

            (ii) if such delivery is made with respect to any Stock Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Payments payable on such Payment Date with respect to such Stock Purchase Contracts.

      Upon Early Settlement of Stock Purchase Contracts by a Holder of the related Common Equity Units, the Pledged Treasury Securities underlying such Common Equity Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of newly issued or treasury shares of Common Stock adjusted in the same manner and at the same time as the Settlement Rate is adjusted (the "EARLY SETTLEMENT RATE").

      Upon the occurrence of a Cash Merger, a Holder of Stripped Common Equity Units may effect Cash Merger Early Settlement of the Stock Purchase Contract underlying such Stripped Common Equity Units pursuant to the terms of Section 5.04(b)(ii) of the Stock Purchase Contract Agreement. Upon Cash Merger Early Settlement of Stock Purchase Contracts by a Holder of the related Stripped Common Equity Units, the Pledged Treasury Securities underlying such Stripped Common Equity Units shall be released from the Pledge as provided in the Pledge Agreement.

      Upon registration of transfer of this Stripped Common Equity Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Stock Purchase Contract Agent pursuant to the Stock Purchase Contract Agreement), under the terms of the Stock Purchase Contract Agreement and the Stock Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Stock Purchase Contracts evidenced by this Stripped Common Equity Unit Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

      The Holder of this Stripped Common Equity Unit Certificate, by its acceptance hereof, authorizes the Stock Purchase Contract Agent to enter into and perform the related Stock Purchase Contracts forming part of the Stripped Common Equity Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Stock Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Stock Purchase Contracts, consents to the provisions of the Stock Purchase Contract Agreement, authorizes the

Stock Purchase Contract Agent to enter into and perform the Stock Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Stripped Common Equity Unit Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Stock Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Stock Purchase Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Stock Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

      Subject to certain exceptions, the provisions of the Stock Purchase Contract Agreement may be amended with the consent of the Holders of a majority in number of the Outstanding Common Equity Units.

      The Stock Purchase Contracts, and Common Equity Units shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

      Prior to due presentment of this Certificate for registration or transfer, the Company, the Stock Purchase Contract Agent and its Affiliates and any agent of the Company or the Stock Purchase Contract Agent may treat the Person in whose name this Stripped Common Equity Unit Certificate is registered as the owner of the Stripped Common Equity Units evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Contract Payments (subject to any applicable record date), performance of the Stock Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Stock Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

      The Stock Purchase Contracts shall not entitle the Holder to any of the rights of a holder of shares of Common Stock.

      A copy of the Stock Purchase Contract Agreement is available for inspection at the Corporate Trust Office.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM:               as tenants in common

                                               Custodian
                        --------------------------------------------------------
 UNIF GIFT MIN ACT:     (cust)                                  (minor)

                                 Under Uniform Gifts to Minors Act of

                        ________________________________________________________
 TENANT:                as tenants by the entireties

 JT TEN: as joint tenants with right of survivorship and not as tenants in common

      Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
      (Please insert Social Security or Taxpayer I.D. or other Identifying
                               Number of Assignee)

the within Stripped Common Equity Unit Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney __________________, to transfer said Stripped Common Equity Unit Certificates on the books of the Security Registrar, with full power of substitution in the premises.

 Dated:                                 Signature ______________________________
                                        NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Stripped Common Equity Unit Certificates in every particular, without alteration or enlargement or any change whatsoever.

 Signature Guarantee: __________________________________________________________

                             SETTLEMENT INSTRUCTIONS

      The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the {Initial}{Subsequent} Stock Purchase Date of the Stock Purchase Contracts underlying the number of Stripped Common Equity Units evidenced by this Stripped Common Equity Unit Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

 Dated: _______________________________

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:

_______________________________________

 Name
---------------------------------------
 Address

_______________________________________
_______________________________________
_______________________________________

 Social Security or other Taxpayer
 Identification Number, if any

_______________________________________
 Signature

 Signature Guarantee: _________________
 (if assigned to another person)

              ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

      The undersigned Holder of this Stripped Common Equity Unit Certificate hereby irrevocably exercises the option to effect {Early Settlement} {Cash Merger Early Settlement upon a Cash Merger} in accordance with the terms of the Stock Purchase Contract Agreement with respect to the Stock Purchase Contracts underlying the number of Stripped Common Equity Units evidenced by this Stripped Common Equity Unit Certificate specified below. The option to effect {Early Settlement} {Cash Merger Early Settlement} may be exercised only with respect to Stock Purchase Contracts underlying Stripped Common Equity Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such {Early Settlement} {Cash Merger Early Settlement} be registered in the name of, and delivered, together with a check in payment for any fractional share and any Stripped Common Equity Unit Certificate representing any Stripped Common Equity Units evidenced hereby as to which Cash Merger Early Settlement of the related Stock Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such {Early Settlement} {Cash Merger Early Settlement} will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

 Dated: _________________________________ Signature ____________________________

 Signature Guarantee: __________________________________________________________

      Number of Stripped Common Equity Units evidenced hereby as to which {Early Settlement} {Cash Merger Early Settlement} of the related Stock Purchase Contracts is being elected:

      If shares of Common Stock or REGISTERED HOLDER Stripped Normal Common Equity Unit Certificates are to be registered in the name of [Please print name and address] and delivered to and Pledged Treasury Securities are to be transferred to a Person other than the Holder, please print such Person's name and address:

                                        REGISTERED HOLDER

                                        Please print name and address of
                                        Registered Holder:

_____________________________________   ________________________________________
 Name                                    Name

_____________________________________   ________________________________________
 Address                                 Address

_____________________________________   ________________________________________
_____________________________________   ________________________________________
_____________________________________   ________________________________________

 Social Security or other Taxpayer
 Identification Number, if any

      Transfer Instructions for Pledged Treasury Securities Transferable upon {Early Settlement} {Cash Merger Early Settlement} or a Termination Event:

                     {TO BE ATTACHED TO GLOBAL CERTIFICATES}

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

      The following increases or decreases in this Global Certificate have been made:

       Amount of increase
          in Number of                            Number of Stripped
        Stripped Common    Amount of decrease in  Common Equity Units
          Equity Units      Number of Stripped     evidenced by this        Signature of
        evidenced by the    Common Equity Units    Global Certificate   authorized signatory
          Date Global        evidenced by the        following such       of Stock Purchase
Date      Certificate       Global Certificate    decrease or increase     Contract Agent


                                                                       EXHIBIT C

                  INSTRUCTION TO STOCK PURCHASE CONTRACT AGENT

J.P. Morgan Trust Company, National Association as Stock Purchase Contract Agent
Worldwide Securities Services
4 New York Plaza, 15th Floor
New York, New York 10004

      Re: {Normal Common Equity Units} {Stripped Common Equity Units} of
          MetLife, Inc., a Delaware corporation (the "COMPANY").

      The undersigned Holder hereby notifies you that it has delivered to JP Morgan Chase Bank, National Association, as Securities Intermediary, for credit to the Collateral Account, $_____ aggregate [liquidation] [principal] amount of {Trust Preferred Securities} {Treasury Securities} in exchange for the {Pledged Trust Preferred Securities} {Pledged Treasury Securities} held in the Collateral Account, in accordance with the Pledge Agreement, dated as of June 21, 2005 (the "PLEDGE AGREEMENT"; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), between you, the Company, the Collateral Agent, the Custodial Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees and expenses relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the {Pledged Trust Preferred Securities} {Pledged Treasury Securities} related to such {Normal Common Equity Units} {Stripped Common Equity Units}.

 Date: _____________________________    _______________________________________
                                         Signature Guarantee:

 Please print name and address of
 Registered Holder:

                                       _________________________________________
____________________________________   _________________________________________
 Name                                  Social Security or other Taxpayer
                                       Identification Number, if any

 Address

____________________________________
____________________________________
____________________________________

                                                                       EXHIBIT D

                    NOTICE FROM STOCK PURCHASE CONTRACT AGENT
                                   TO HOLDERS

         (Transfer of Collateral upon Occurrence of a Termination Event)

{HOLDER}

_____________________________________

_____________________________________

Attention:
Telecopy: ___________________________

      Re: {Normal Common Equity Units} {Stripped Common Equity Units} of
          MetLife, Inc., a Delaware corporation (the "COMPANY")

      Please refer to the Stock Purchase Contract Agreement, dated as of June 21, 2005 (the "PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Stock Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Stock Purchase Contract Agent and as attorney-in-fact for the holders of Normal Common Equity Units and Stripped Common Equity Units from time to time.

      We hereby notify you we have received notice that a Termination Event has occurred and that {the Trust Preferred Securities} {the Treasury Securities} comprising a portion of your ownership interest in ______, {Normal Common Equity Units} {Stripped Common Equity Units} have been released and are being held by us for your account pending receipt of transfer instructions with respect to such {Trust Preferred Securities} {Treasury Securities} (the "RELEASED SECURITIES").

      Pursuant to Section 3.15 of the Stock Purchase Contract Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your {Normal Common Equity Units}{Stripped Common Equity Units} effected through book-entry or by delivery to us of your {Normal Common Equity Unit Certificate}{Stripped Common Equity Unit Certificate}, we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions.

      In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such {Normal Common Equity Units}{Stripped Common Equity Units} are transferred or your {Normal Common Equity Unit Certificate} {Stripped Common Equity Unit Certificate} is surrendered or satisfactory evidence is provided that such {Normal Common Equity Unit Certificate}{Stripped Common Equity Unit Certificate} has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

 Dated:                                 By: J.P. MORGAN TRUST COMPANY,
       _____________________                   NATIONAL ASSOCIATION

                                        By: ____________________________________
                                             Name:
                                             Title: Authorized Signatory

                                                                       EXHIBIT E

                            NOTICE TO SETTLE BY CASH

J.P. Morgan Trust Company, National Association as Stock Purchase Contract Agent
Worldwide Securities Services
4 New York Plaza, 15th Floor
New York, New York 10004


      Re: Normal Common Equity Units of MetLife, Inc., a Delaware corporation (the "COMPANY")

      The undersigned Holder hereby irrevocably notifies you in accordance with
Section 5.02 of the Stock Purchase Contract Agreement, dated as of June 21, 2005 (the "STOCK PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Stock Purchase Contract Agreement are used herein as defined therein), between the Company and you, as Stock Purchase Contract Agent and as attorney-in-fact for the Holders of the Stock Purchase Contracts, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, at or prior to 5:00 p.m. (New York City time) on the fourth Business Day immediately preceding the Stock Purchase Date (in lawful money of the United States by certified or cashiers' check or wire transfer, in immediately available funds), $[ ] as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company with respect to Stock Purchase Contracts on the Stock Purchase Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders' election to make such Cash Settlement with respect to the Stock Purchase Contracts related to such Holder's Normal Common Equity Units.

 Dated:___________________________      By:

                                        By: ____________________________________
                                             Name:
                                             Title: Authorized Signatory

                                                                       EXHIBIT F

                    NOTICE FROM STOCK PURCHASE CONTRACT AGENT
                               TO COLLATERAL AGENT
           (Settlement of Stock Purchase Contract through Remarketing)

J.P. Morgan Chase Bank, National Association as Collateral Agent
Worldwide Securities Services
4 New York Plaza, 15th Floor
New York, New York 10004
Facsimile: (212) 623-6215
Attention: Worldwide Securities Services

      Re: Normal Common Equity Units of MetLife, Inc., a Delaware corporation (the "COMPANY")

      Please refer to the Stock Purchase Contract Agreement, dated as of June 21, 2005 (the "STOCK PURCHASE CONTRACT AGREEMENT"; unless otherwise defined herein, terms defined in the Stock Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Stock Purchase Contract Agent and as attorney-in-fact for the Holders of Normal Common Equity Units from time to time.

      In accordance with Section 5.02 of the Stock Purchase Contract Agreement and, based on notices of Cash Settlements received from Holders of Normal Common Equity Units as of 5:00 p.m. (New York City time), on the fifth Business Day immediately preceding the Stock Purchase Date, we hereby notify you that Trust Preferred Securities in an aggregate liquidation amount of $[ ] are to be tendered for purchase in the Remarketing.

 Dated:                                 By: J.P. Morgan Trust Company, National
                                            Association, as the Stock Purchase
                                            Contract Agent

                                        By: ____________________________________
                                             Name:
                                             Title: Authorized Signatory

                                       F-1